Exhibit 3.1

PARTICIPATING PROVIDER AGREEMENT

This Participating Provider Agreement (together with all Attachments and amendments, this “Agreement”) is made and entered by and among _______________________________________________________________ (“Provider”), Carolina Complete Health, Inc., a North Carolina corporation (“Health Plan”) and Carolina Complete Health Network, Inc., a Delaware corporation (“CCHN”) and subsidiary of the North Carolina Medical Society. This Agreement is effective as of the date designated by Health Plan on the signature page of this Agreement (“Effective Date”). For purposes of this Agreement, each of Provider and Health Plan (and, solely for purposes of Article VIII, CCHN) may be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Provider desires to provide certain health care services to individuals in products offered by or available from or through a Company or Payor (as hereafter defined), and Provider desires to participate in such products as a Participating Provider (as defined herein), all as hereinafter set forth.

WHEREAS, Health Plan desires for Provider to provide such health care services to individuals in such products, and Health Plan desires to have Provider participate in certain of such products as a Participating Provider, all as hereinafter set forth.

WHEREAS, CCHN has agreed to assist the Health Plan in connection with its efforts to create, recruit, build, develop, manage, operate and maintain a network of health care providers and, in connection therewith, desires to support Health Plan on an as-needed basis in the performance of certain functions under this Agreement.

NOW, THEREFORE, in consideration of the recitals and mutual promises herein stated, the Parties hereby agree to the provisions set forth below.

ARTICLE I - DEFINITIONS

When appearing with initial capital letters in this Agreement (including an Attachment), the following quoted and underlined terms (and the plural thereof, when appropriate) have the meanings set forth below.

1.1. “Affiliate” means, with respect to any entity, a person or entity directly or indirectly controlling, controlled by, or under common control with such entity, provided that, notwithstanding the foregoing, CCHN shall not be deemed to be an Affiliate of Company.

1.2. “Attachment” means any document, including an addendum, schedule or exhibit, attached to this Agreement as of the Effective Date or that becomes attached pursuant to Section 2.2 or Section 8.8, all of which are incorporated herein by reference and may be amended from time to time as provided in this Agreement.

1.3. “Clean Claim” has, as to each particular Product, the meaning set forth in the applicable Product Attachment or, if no such definition exists, the Provider Manual.

1.4. “Company” means, as appropriate in the context, Health Plan and/or one or more of its Affiliates, except those specifically excluded by Health Plan.

1.5. “Compensation Schedule” means at any given time the then effective schedule(s) of maximum rates applicable to a particular Product under which Provider and Contracted Providers will be compensated for the provision of Covered Services to Covered Persons. Such Compensation Schedule(s) will be set forth or described in one or more Attachments to this Agreement, and may be included within a Product Attachment.

1.6. “Contracted Provider” means a physician, hospital, health care professional or any other provider of items or services that is employed by or has a contractual relationship with Provider. The term “Contracted Provider” includes Provider for those Covered Services provided by Provider.

1.7. “Coverage Agreement” means any agreement, program or certificate entered into, issued or agreed to by Company or Payor, under which Company or Payor furnishes administrative services or other services in support of a health care program for an individual or group of individuals, and which may include access to one or more of Company’s provider networks or vendor arrangements, except those excluded by Health Plan.

1.8. “Covered Person” means any individual entitled to receive Covered Services pursuant to the terms of a Coverage Agreement.

1.9. “Covered Services” means those services and items for which benefits are available and payable under the applicable Coverage Agreement and which are determined, if applicable, to be Medically Necessary.

1.10. “Medically Necessary” or “Medical Necessity” shall have the meaning defined in the applicable Coverage Agreement or applicable Regulatory Requirements.

1.11. “Participating Provider” means, with respect to a particular Product, any physician, hospital, ancillary, or other health care provider that has contracted, directly or indirectly, with Health Plan to provide Covered Services to Covered Persons, that has been approved for participation by Company, and that is designated by Company as a “participating provider” in such Product.

1.12. “Payor” means the entity (including Company where applicable) that bears direct financial responsibility for paying from its own funds, without reimbursement from another entity, the cost of Covered Services rendered to Covered Persons under a Coverage Agreement and, if such entity is not Company, such entity contracts, directly or indirectly, with Company for the provision of certain administrative or other services with respect to such Coverage Agreement.

1.13. “Payor Contract” means the contract with a Payor, pursuant to which Company furnishes administrative services or other services in support of the Coverage Agreements entered into, issued or agreed to by a Payor, which services may include access to one or more of Company’s provider networks or vendor arrangements, except those excluded by Health Plan. The term “Payor Contract” includes Company’s or other Payor’s contract with a governmental authority (also referred to herein as a “Governmental Contract”) under which Company or Payor arranges for the provision of Covered Services to Covered Persons.

1.14. “Product” means any program or health benefit arrangement designated as a “product” by Health Plan (e.g., Health Plan Product, Medicaid Product, PPO Product, Payor-specific Product, etc.) that is now or hereafter offered by or available from or through Company (and includes the Coverage Agreements that access, or are issued or entered into in connection with such product, except those excluded by Health Plan).

1.15. “Product Attachment” means an Attachment setting forth requirements, terms and conditions specific or applicable to one or more Products, including certain provisions that must be included in a provider agreement under the Regulatory Requirements, which may be alternatives to, or in addition to, the requirements, terms and conditions set forth in this Agreement or the Provider Manual.

1.16. “Provider Manual” means the provider manual and any billing manuals, adopted by Company or Payor which include, without limitation, requirements relating to utilization management, quality management, grievances and appeals, and Product-specific, Payor-specific and State-specific requirements, as may be amended from time to time by Company or Payor.

1.17. “Regulatory Requirements” means all applicable federal and state statutes, regulations, regulatory guidance, judicial or administrative rulings, requirements of Governmental Contracts and standards and requirements of any accrediting or certifying organization, including, but not limited to, the requirements set forth in a Product Attachment.

1.18. “State” is defined as the state identified in the applicable Attachment.

ARTICLE II – PRODUCTS AND SERVICES

2.1. Contracted Providers. Provider shall, and shall cause each Contracted Provider, to comply with and abide by the agreements, representations, warranties, acknowledgements, certifications, terms and conditions of this Agreement (including the provisions of Schedule A that are applicable to Provider, a Contracted Provider, or their services, and any other Attachments), and the Provider Manual, and fulfill all of the duties, responsibilities and obligations imposed on Provider and Contracted Providers under this Agreement (including each Attachment), and the Provider Manual, in each case, to the same extent as if the Contracted Providers were parties hereto. Provider shall be responsible for any breach of this Agreement by any Contracted Provider.

2.2. Participation in Products. Subject to the other provisions of this Agreement, each Contracted Provider may be identified as a Participating Provider in each Product identified in a Product Attachment designated on Schedule B of this Agreement or added to this Agreement in accordance with Section 2.2 hereof.

2.2.1. Provider shall, at all times during the term of this Agreement, require each of its Contracted Providers to, subject to Company’s approval, participate as Participating Providers in each Product identified in a Product Attachment that is designated on Schedule B to this Agreement or added to this Agreement in accordance with Section 2.2 hereof.

2.2.2. A Contracted Provider may only identify itself as a Contracted Provider for those Products in which the Contracted Provider actually participates as provided in this Agreement. Provider acknowledges that Company or Payor may have, develop or contract to develop various Products or provider networks that have a variety of provider panels, program components and other requirements. No Company or Payor warrants or guarantees that any Contracted Provider: (i) will participate in all or a minimum number of provider panels, (ii) will be utilized by a minimum number of Covered Persons, or (iii) will indefinitely remain a Participating Provider or member of the provider panel for a particular network or Product.

2.2.3. Attached hereto as Schedule C is the initial list of the Contracted Providers as of the Effective Date. Provider shall provide Health Plan, from time to time or on a periodic basis as requested by Health Plan, with a complete and accurate list containing the names, office telephone numbers, addresses, tax identification numbers, hospital affiliations, specialties and board status (if applicable), State license number, and National Provider Identifier of Contracted Providers and such other information as mutually agreed upon by the Parties, and shall provide Health Plan with a list of modifications to such list at least thirty (30) days prior to the effective date of such changes, when possible. Provider shall provide such lists in a manner and format mutually acceptable to the Parties.

2.2.4. Provider may add new providers to this Agreement as Contracted Providers. In such case, Provider shall provide written notice to Health Plan of the prospective addition(s), and shall use best efforts to provide such notice at least sixty (60) days in advance of such addition. Provider shall maintain written agreements with each of its Contracted Providers (other than Provider) that require the Contracted Providers to comply with the terms and conditions of this Agreement and that address and comply with the Regulatory Requirements.

2.2.5. If Company desires to add one or more Contracted Providers to an additional Product, Company or Payor, as applicable, will provide advance written notice (electronic or paper) thereof to Provider, along with the applicable Product Attachment and the new Compensation Schedule, if any. The applicable Contracted Providers will not be designated as Participating Providers in such additional Product if Provider opts out of such additional Product by giving Company or Payor, as applicable, written notice of its decision to opt-out within thirty (30) days of Company’s or Payor’s, as applicable, giving of written notice. If Provider timely provides such opt-out notice, the applicable Contracted Providers will not be considered Participating Providers in such Product. If Provider does not timely provide such opt-out notice, then each applicable Contracted Provider shall be a Participating Provider in such additional Product on the terms and conditions set forth in this Agreement and the applicable Product Attachment.

2.3. Covered Services. Each Contracted Provider shall provide Covered Services described or referenced in the applicable Product Attachment(s) to Covered Persons in those Products in which the Contracted Provider is a Participating Provider, in accordance with this Agreement. Each Contracted Provider shall provide Covered Services to Covered Persons with the same degree of care and skill as customarily provided to patients who are not Covered Persons, within the scope of the Contracted Provider’s license and in accordance with generally accepted standards of the Contracted Provider’s practice and business and in accordance with the provisions of this Agreement, the Provider Manual, and Regulatory Requirements.

2.4. Provider Manual; Policies and Procedures. Provider and Contracted Providers shall at all times cooperate and comply with the requirements, policies, programs and procedures (“Policies”) of Company and Payor, which may be described in the Provider Manual and include, but are not limited to, the following: credentialing criteria and requirements; notification requirements; medical management programs; claims and billing, quality assessment and improvement, utilization review and management, disease management, case management, on-site reviews, referral and prior authorization, and grievance and appeal procedures; coordination of benefits and third party liability policies; carve-out and third party vendor programs; and data reporting requirements. The failure to comply with such Policies could result in a denial or reduction of payment to the Provider or Contracted Provider or a denial or reduction of the Covered Person’s benefits. Such Policies do not in any way affect or remove the obligation of Contracted Providers to render care. Health Plan shall make the Provider Manual available to Provider and Contracted Providers via one or more designated websites or alternative means as promptly as possible following Health Plan’s receipt of any and all necessary regulatory review and approval thereof (whether by the North Carolina Department of Health and Human Services, the North Carolina Division of Health Benefits or otherwise); provided, however, that in no event shall Health Plan be required to make the Provider Manual available earlier than one hundred and twenty (120) days prior to North Carolina’s effective date of the Medicaid managed care program. Upon Provider’s reasonable request, Health Plan shall provide Provider with a written copy of the Provider Manual. In the event of a material change to the Provider Manual, Health Plan will provide Provider with at least sixty (60) days’ advance written notice of such change. Such notice may be given by Health Plan through a periodic provider newsletter, an update to the on-line Provider Manual, or any other written method (electronic or paper).

2.5. Credentialing Criteria. Provider and each Contracted Provider shall complete Company’s and/or Payor’s credentialing and/or recredentialing process as required by Company’s and/or Payor’s credentialing Policies, and shall at all times during the term of this Agreement meet all of Company’s and/or Payor’s credentialing criteria. Provider and each Contracted Provider represents, warrants and agrees: (a) that it is currently, and for the duration of this Agreement shall remain: (i) in compliance with all applicable Regulatory Requirements, including licensing laws; (ii) if applicable, accredited by The Joint Commission or the American Osteopathic Association; and (iii) a Medicare participating provider under the federal Medicare program or eligible to enroll as a Medicare participating provider under the federal Medicare program and a Medicaid participating provider under applicable federal and State laws; and (b) that all Contracted Providers and all employees and contractors thereof will perform their duties in accordance with all Regulatory Requirements, as well as applicable national, State and local standards of professional ethics and practice. No Contracted Provider shall provide Covered Services to Covered Persons or identify itself as a Participating Provider unless and until the Contracted Provider has been notified, in writing, by Company that such Contracted Provider has successfully completed Company’s credentialing process.

2.6. Eligibility Determinations. Provider or Contracted Provider shall timely verify whether an individual seeking Covered Services is a Covered Person. Company or Payor, as applicable, will make available to Provider and Contracted Providers a method, whereby Provider and Contracted Providers can obtain, in a timely manner, general information about eligibility and coverage. Company or Payor, as applicable, does not guarantee that persons identified as Covered Persons are eligible for benefits or that all services or supplies are Covered Services. If Company, Payor or its delegate determines that an individual was not a Covered Person at the time services were rendered, such services shall not be eligible for payment under this Agreement. In addition, Company will use reasonable efforts to include or contractually require Payors to clearly display Company’s name, logo or mailing address (or other identifier(s) designated from time to time by Company) on each membership card.

2.7. Referral and Preauthorization Procedures. Provider and Contracted Providers shall comply with referral and preauthorization procedures adopted by Company and or Payor, as applicable, prior to referring a Covered Person to any individual, institutional or ancillary health care provider. Except as required by applicable law, failure of Provider and Contracted Providers to follow such procedures may result in denial of payment for unauthorized treatment. Unless otherwise expressly authorized in writing by Company or Payor, Provider and Contracted Providers shall refer Covered Persons only to Participating Providers to provide the Covered Service for which the Covered Person is referred.

2.8. Treatment Decisions. Neither Company, Payor, nor CCHN shall be liable for, or exercise control over, the manner or method by which a Contracted Provider provides items or services under this Agreement. Provider and Contracted Providers understand that determinations of Company, Payor, or CCHN that certain items or services are not Covered Services or have not been provided or billed in accordance with the requirements of this Agreement or the Provider Manual are administrative decisions only. Such decisions do not absolve the Contracted Provider of its responsibility to exercise independent judgment in treatment decisions relating to Covered Persons. Nothing in this Agreement (i) is intended to interfere with Contracted Provider’s relationship with Covered Persons, or (ii) prohibits or restricts a Contracted Provider from disclosing to any Covered Person any information that the Contracted Provider deems appropriate regarding health care quality, medical treatment decisions or alternatives.

2.9. Carve-Out Vendors. Provider acknowledges that Company may, during the term of this Agreement, carve-out certain Covered Services from its general provider contracts, including this Agreement, for one or more Products as Company deems necessary or appropriate. Provider and Contracted Providers shall cooperate with and, when medically appropriate, utilize all third party vendors designated by Company for those Covered Services identified by Company from time to time for a particular Product.

2.10. Disparagement Prohibition. Provider, each Contracted Provider and the officers of Company and CCHN (each a “Non-Disparagement Party”) shall not disparage any other Non-Disparagement Party during the term of this Agreement or in connection with any expiration, termination or non-renewal of this Agreement. Neither Provider nor Contracted Provider shall interfere with Company’s and/or CCHN’ direct or indirect contractual relationships including, but not limited to, those with Covered Persons or other Participating Providers. Nothing in this Agreement should be construed as limiting the ability of Health Plan, Company, Provider or a Contracted Provider to inform Covered Persons that this Agreement has been terminated or otherwise expired or, with respect to Provider, to promote Provider to the general public or to post information regarding other health plans consistent with Provider’s usual procedures, provided that no such promotion or advertisement is specifically directed at one or more Covered Persons. In addition, nothing in this provision should be construed as limiting any Non-Disparagement Party’s ability to use and disclose information and data obtained from or about another Non-Disparagement Party, including this Agreement, to the extent determined reasonably necessary or appropriate by such Non-Disparagement Party in connection with its efforts to comply with Regulatory Requirements and to communicate with regulatory authorities.

2.11. Nondiscrimination. Provider and each Contracted Provider will provide Covered Services to Covered Persons without discrimination on account of race, sex, sexual orientation, age, color, religion, national origin, place of residence, health status, type of Payor, source of payment (e.g., Medicaid generally or a State-specific health care program), physical or mental disability or veteran status, and will ensure that its facilities are accessible as required by Title III of the Americans With Disabilities Act of 1991. Provider and Contracted Providers recognize that, as a governmental contractor, Company or Payor may be subject to various federal laws, executive orders and regulations regarding equal opportunity and affirmative action, which also may be applicable to subcontractors, and Provider and each Contracted Provider agree to comply with such requirements as described in any applicable Attachment.

2.12. Notice of Certain Events. Provider shall give written notice to Health Plan and Payor of: (i) any event of which notice must be given to a licensing or accreditation agency or board; (ii) any change in the status of Provider’s or a Contracted Provider’s license; (iii) termination, suspension, exclusion or voluntary withdrawal of Provider or a Contracted Provider from any state or federal health care program, including but not limited to Medicaid; or (iv) any final adverse determinations in connection with a lawsuit or claim filed or asserted against Provider or a Contracted Provider alleging professional malpractice involving a Covered Person. In any instance described in subsection (i)-(iii) above, Provider must notify Health Plan and Payor in writing within ten (10) days, and in any instance described in subsection (iv) above, Provider must notify Health Plan and Payor in writing within thirty (30) days, from the date it first obtains knowledge of any such final adverse determination.

2.13. Use of Name. Provider and each Contracted Provider hereby authorizes each Company and/or Payor to use their respective names, telephone numbers, addresses, specialties, certifications, hospital affiliations (if any), and other descriptive characteristics of their facilities, practices and services for the purpose of identifying the Contracted Providers as “Participating Providers” in the applicable Products. Provider and Contracted Providers may only use the name of the applicable Company or Payor for purposes of identifying the Products in which they participate, and may not use the registered trademark or service mark of Company or Payor without prior written consent.

2.14. Compliance with Regulatory Requirements. Provider, each Contracted Provider and Company agree to carry out their respective obligations under this Agreement and the Provider Manual in accordance with all applicable Regulatory Requirements, including, but not limited to, the requirements of the Health Insurance Portability and Accountability Act, as amended, and any regulations promulgated thereunder. If, due to Provider’s or Contracted Provider’s noncompliance with applicable Regulatory Requirements or this Agreement, sanctions or penalties are imposed on Company, Company may, in its sole discretion, offset such amounts against any amounts due Provider or Contracted Providers from any Company or require Provider or the Contracted Provider to reimburse Company for such amounts.

2.15. Program Integrity Required Disclosures. Provider agrees to furnish to Health Plan complete and accurate information necessary to permit Company to comply with the collection of disclosures requirements specified in 42 C.F.R. Part 455 Subpart B or any other applicable State or federal requirements, within such time period as is necessary to permit Company to comply with such requirements. Such requirements include but are not limited to: (i) 42 C.F.R. §455.105, relating to (a) the ownership of any subcontractor with whom Provider has had business transactions totaling more than $25,000 during the 12-month period ending on the date of the request and (b) any significant business transaction between Provider and any wholly owned supplier or subcontractor during the five (5) year period ending on the date of the request; (ii) 42 C.F.R. §455.104, relating to individuals or entities with an ownership or controlling interest in Provider; and (iii) 42 C.F.R. §455.106, relating to individuals with an ownership or controlling interest in Provider, or who are managing employees of Provider, who have been convicted of a crime.

ARTICLE III – CLAIMS SUBMISSION, PROCESSING, AND COMPENSATION

3.1. Claims or Encounter Data Submission. As provided in the Provider Manual and/or Policies, Contracted Providers shall submit to Payor or its delegate claims for payment for Covered Services rendered to Covered Persons.  Contracted Provider shall submit encounter data to Payor or its delegate in a timely fashion, which must contain patient data and identifying information, diagnosis and service codes, and provider identifiers, if and as required in the Provider Manual.  Payor or its delegate reserves the right to deny payment to the Contracted Provider if the Contracted Provider fails to submit claims for payment or encounter data in accordance with the Provider Manual and/or Policies.

3.2. Compensation. The compensation for Covered Services provided to a Covered Person (“Compensation Amount”) will be the appropriate amount under the applicable Compensation Schedule in effect on the date of service for the Product in which the Covered Person participates. Subject to the terms of this Agreement and the Provider Manual, Provider and Contracted Providers shall accept the Compensation Amount as payment in full for the provision of Covered Services. Subject to the terms of this Agreement, Payor shall pay or arrange for payment of each Clean Claim received from a Contracted Provider for Covered Services provided to a Covered Person in accordance with the applicable Compensation Amount less any applicable copayments, cost-sharing or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement. Unless Company provides prior written approval to Provider, Provider shall make arrangements for and only accept Compensation Amounts by way of electronic funds transfer via the automated clearing house network (EFT-ACH).

3.3. Financial Incentives. The Parties acknowledge and agree that nothing in this Agreement shall be construed to create any financial incentive for Provider or a Contracted Provider to withhold Covered Services.

3.4. Hold Harmless. Provider and each Contracted Provider agree that in no event, including but not limited to non-payment by a Payor, a Payor’s insolvency, or breach of this Agreement, shall Provider or a Contracted Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Covered Person or person acting on the Covered Person’s behalf, other than Payor, for Covered Services provided under this Agreement. This provision shall not prohibit collection of any applicable copayments, cost-sharing or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement. This provision survives termination or expiration of this Agreement for any reason, will be construed for the benefit of Covered Persons, and supersedes any oral or written agreement entered into between Provider or a Contracted Provider and a Covered Person.

3.5. Recovery Rights. Payor or its delegate shall have the right to immediately offset or recoup any and all amounts owed by Provider or a Contracted Provider to Payor or Company against amounts owed by the Payor or Company to the Provider or Contracted Provider. Provider and Contracted Providers agree that all recoupment and any offset rights under this Agreement will constitute rights of recoupment authorized under State or federal law and that such rights will not be subject to any requirement of prior or other approval from any court or other government authority that may now have or hereafter have jurisdiction over Provider or a Contracted Provider.  If the recoupment is standard in scope, then Payor or its delegate may immediately offset any and all overpayments or payments made in error without prior notice to Provider.  “Standard” means those overpayments or payments made in error that are discovered by Payor or its delegate on an individual account review basis.  If the recoupment is non-standard in scope, then Payor or its delegate will provide written or electronic notice to Provider before using an offset as a means to recover an overpayment, and will not implement the offset if, within thirty (30) days after the date of the notice, Provider refunds the overpayment or initiates an appeal.  The written or electronic notice from the Payor or its delegate shall explain the reason and calculation of the overpayment or payment made in error.  “Non-standard” means those overpayments or payments made in error that are discovered by Payor or its delegate during an audit that is being conducted to correct a systemic error.  Appeals shall be made pursuant to procedures set forth in the Policies and/or Provider Manual.

ARTICLE IV – RECORDS AND INSPECTIONS

4.1. Records. Each Contracted Provider shall maintain medical, financial and administrative records related to items or services provided to Covered Persons, including but not limited to a complete and accurate permanent medical record for each such Covered Person, in such form and detail as are required by applicable Regulatory Requirements and consistent with generally accepted medical standards.

4.2. Access. Provider and each Contracted Provider shall provide access to their respective books and records to each of the following, including any delegate or duly authorized agent thereof, subject to applicable Regulatory Requirements: (i) Company and Payor, during regular business hours and upon prior notice; (ii) appropriate State and federal authorities, to the extent such access is necessary to comply with Regulatory Requirements; and (iii) accreditation organizations, to the extent such access is necessary for Health Plan to maintain or apply for certain accreditations, as applicable. Provider and each Contracted Provider shall provide copies of such records at no expense to any of the foregoing that may make such request. Each Contracted Provider also shall obtain any authorization or consent that may be required from a Covered Person in order to release medical records and information to Company or Payor or any of their delegates. Company and Payor agree to limit the number of copies of records requested of Provider and each Contracted Provider to the minimum necessary to satisfy the applicable obligation. Provider and each Contracted Provider shall cooperate in and allow on-site inspections of its, his or her facilities and records by any Company, Payor, their delegates, any authorized government officials, and accreditation organizations. Provider and each Contracted Provider shall compile information necessary for the expeditious completion of such on-site inspection in a timely manner.

4.3. Record Transfer. Subject to applicable Regulatory Requirements, each Contracted Provider shall cooperate in the timely transfer of Covered Persons’ medical records to any other health care provider, at no charge and when required.

ARTICLE V – INSURANCE AND INDEMNIFICATION

5.1. Insurance. During the term of this Agreement and for any applicable continuation period as set forth in Section 7.3 of this Agreement, Provider and each Contracted Provider shall maintain policies of general and professional liability insurance and other insurance necessary to insure Provider and such Contracted Provider, respectively; their respective employees; and any other person providing services hereunder on behalf of Provider or such Contracted Provider, as applicable, against any claim(s) of personal injuries or death alleged to have been caused or caused by their performance under this Agreement. Such insurance shall include, but not be limited to, any “tail” or prior acts coverage necessary to avoid any gap in coverage. Insurance shall be through a licensed carrier acceptable to Health Plan, and in a minimum amount of one million dollars ($1,000,000) per occurrence, and three million dollars ($3,000,000) annual aggregate unless a lesser amount is accepted by Health Plan or where State law mandates otherwise. Provider and each Contracted Provider will provide Health Plan with at least fifteen (15) days prior written notice of cancellation, non-renewal, lapse, or adverse material modification of such coverage. Upon Health Plan’s request, Provider and each Contracted Provider will furnish Health Plan with evidence of such insurance.

5.2. Indemnification by Provider and Contracted Provider. Provider and each Contracted Provider shall indemnify and hold harmless (and at Health Plan’s request defend) Company, Payor and CCHN and each of their respective officers, directors, agents, and employees from and against any and all claims for any loss, damages, liability, costs, or expenses (including reasonable attorney’s fees) judgments or obligations (collectively, “Losses”) arising from or relating to any negligence, wrongful act or omission, or breach of this Agreement by Provider, a Contracted Provider, or any of their respective officers, directors, agents or employees.

5.3. Indemnification by Health Plan. Health Plan agrees to indemnify and hold harmless (and at Provider’s or CCHN’s request (as applicable) defend) Provider, Contracted Providers, CCHN and each of their respective officers, directors, agents and employees from and against any and all Losses arising from or relating to any negligence, wrongful act or omission or breach of this Agreement by Company or its directors, officers, agents or employees.

5.4. Indemnification by CCHN. CCHN agrees to indemnify and hold harmless (and at Provider’s or Health Plan’s request (as applicable) defend) Company, Provider, Contracted Providers and each of their respective officers, directors, agents and employees from and against any and all Losses arising from or relating to any negligence, wrongful act or omission or breach of this Agreement by CCHN or its directors, officers, agents or employees, whether in connection with the performance of its obligations under Section 8.2 or otherwise.

ARTICLE VI – DISPUTE RESOLUTION

6.1. Informal Dispute Resolution. Any dispute between Provider and/or a Contracted Provider, as applicable (the “Provider Party”), and CCHN, Health Plan and/or Company, as applicable (including any Company acting as Payor) (the “Administrator Party”), with respect to or involving the performance under, termination of, or interpretation of this Agreement, or any other claim or cause of action hereunder, whether sounding in tort, contract or under statute (a “Dispute”) shall first be addressed by exhausting the applicable procedures in the Provider Manual pertaining to claims payment, credentialing, utilization management, or other programs. If, at the conclusion of these applicable procedures, the Dispute is not resolved to satisfaction of the Provider Party and the Administrator Party, or if there are no applicable procedures in the Provider Manual, then the Provider Party and the Administrator Party shall engage in a period of good faith negotiations between their designated representatives who have authority to settle the Dispute, which negotiations may be initiated by either the Provider Party or the Administrator Party upon written request to the other, provided such request takes place within one year of the date on which the requesting party first had, or reasonably should have had, knowledge of the event(s) giving rise to the Dispute. If the Dispute has not been resolved within sixty (60) days of such request, either the Provider Party or the Administrator Party may, as its sole and exclusive forum for the litigation of the Dispute or any part thereof, initiate arbitration pursuant to Section 6.2 below by providing written notice to the other party.

6.2. Arbitration. If either the Provider Party or the Administrator Party wishes to pursue the Dispute as provided in Section 6.1, such party shall submit it to binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). In no event may any arbitration be initiated more than one (1) year following, as applicable, the end of the sixty (60) day negotiation period set forth in Section 6.1, or the date of notice of termination. Arbitration proceedings shall be conducted by an arbitrator chosen from the National Healthcare Panel at a mutually agreed upon location within the State. The arbitrator shall not award any punitive or exemplary damages of any kind, shall not vary or ignore the provisions of this Agreement, and shall be bound by controlling law. The Parties, CCHN and the Contracted Providers, on behalf of themselves and those that they may now or hereafter represent, agree to and do hereby waive any right to pursue, on a class basis, any Dispute. Each of the Provider Party and the Administrator Party shall bear its own costs and attorneys’ fees related to the arbitration except that the AAA’s Administrative Fees, all Arbitrator Compensation and travel and other expenses, and all costs of any proof produced at the direct request of the arbitrator shall be borne equally by the applicable parties, and the arbitrator shall not have the authority to order otherwise. The existence of a Dispute or arbitration proceeding shall not in and of itself constitute cause for termination of this Agreement. Except as hereafter provided, during an arbitration proceeding, each of the Provider Party and the Administrator Party shall continue to perform its obligations under this Agreement pending the decision of the arbitrator. Nothing herein shall bar either the Provider Party or the Administrator Party from seeking emergency injunctive relief to preclude any actual or perceived breach of this Agreement, although such party shall be obligated to file and pursue arbitration at the earliest reasonable opportunity. Judgment on the award rendered may be entered in any court having jurisdiction thereof. Nothing contained in this Article VI shall limit a Party’s right to terminate this Agreement with or without cause in accordance with Section 7.2.

ARTICLE VII – TERM AND TERMINATION

7.1. Term.

7.1.1 This Agreement is effective as of the Effective Date, and will, subject to Section 7.1.2 of this Agreement, remain in effect for an initial term (“Initial Term”) of three (3) year(s), after which it will automatically renew for successive terms of one (1) year each (each a “Renewal Term”), unless this Agreement is sooner terminated as provided in this Agreement or either Party gives the other Party written notice of non-renewal of this Agreement not less than one hundred eighty (180) days prior to the end of the then-current term. In addition, either Party may elect to not renew a Contracted Provider’s participation as a Participating Provider in a particular Product for the next Renewal Term, by giving Provider written notice of such non-renewal not less than one hundred eighty (180) days prior to the, as applicable, last day of the Initial Term or applicable Renewal Term; in such event, Provider shall immediately notify the affected Contracted Provider of such non-renewal. Termination of any Contracted Provider’s participation in a particular Product will not have the effect of terminating either this Agreement or the Contracted Provider’s participation in any other Product in which the Contract Provider participates under this Agreement.

7.1.2 The Parties and CCHN acknowledge that CCHN has contractually agreed (the “CCHN Agreement”) to provide services to Health Plan and assist Health Plan by facilitating and coordinating the participation of Provider in Health Plan as a Participating Provider and performing such obligations as may be delegated to CCHN pursuant to Section 8.2 of this Agreement. In the event that the CCHN Agreement shall be terminated for any reason, the Parties hereby acknowledge and agree that this Agreement shall remain in full force and effect, and without any further action or notice required by or on behalf of any Party, (a) the then current Term of this Agreement shall automatically be extended to continue until the date that is five (5) years from and after the date on which the CCHN Agreement is terminated, after which it will automatically renew for successive terms of one (1) year each in accordance with the provisions set forth in Section 7.1.1 of this Agreement with respect to Renewal Terms; (b) this Agreement shall be deemed to have been amended to remove CCHN as a party hereto and all references to CCHN herein; and (c) in no event shall the termination of the CCHN Agreement modify, amend or otherwise release Provider from its obligation to perform under and comply with the provisions of this Agreement.

7.2. Termination. This Agreement, or the participation of Provider or a Contracted Provider as a Participating Provider in one or more Products, may be terminated or suspended as set forth below. Notwithstanding anything contained herein to the contrary, in no event shall CCHN, whether individually or on behalf of Health Plan, have the ability or authority to terminate this Agreement for any reason, whether pursuant to Section 7.1, this Section 7.2 or otherwise.

7.2.1. Upon Notice. This Agreement may be terminated by either Party giving the other Party at least one hundred twenty (120) days prior written notice of such termination. The participation of any Contracted Provider as a Participating Provider in a Product may be terminated by either Party giving the other Party at least one hundred twenty (120) days prior written notice of such termination; in such event, Provider shall immediately notify the affected Contracted Provider of such termination.

7.2.2. With Cause. This Agreement, or the participation of any Contracted Provider as a Participating Provider in one or more Products under this Agreement, may be terminated by either Party giving at least ninety (90) days prior written notice of termination to the other Party if such other Party (or the applicable Contracted Provider) is in breach of any material term or condition of this Agreement and such other Party (or the Contracted Provider) fails to cure the breach within the sixty (60) day period immediately following the giving of written notice of such breach. Any notice given pursuant to this Section 7.2.2 must describe the specific breach. In the case of a termination of a Contracted Provider, Provider shall immediately notify the affected Contracted Provider of such termination.

7.2.3. Suspension of Participation. Unless expressly prohibited by applicable Regulatory Requirements, Health Plan has the right to immediately suspend or terminate the participation of a Contracted Provider in any or all Products by giving written notice thereof to Provider when Health Plan determines that (i) based upon available information, the continued participation of the Contracted Provider appears to constitute an immediate threat or risk to the health, safety or welfare of Covered Persons, or (ii) the Contracted Provider’s fraud, malfeasance or non-compliance with Regulatory Requirements is reasonably suspected. Provider shall immediately notify the affected Contracted Provider of such suspension. During such suspension, the Contracted Provider shall, as directed by Health Plan, discontinue the provision of all or a particular Covered Service to Covered Persons. During the term of any suspension, the Contracted Provider shall notify Covered Persons that his or her status as a Participating Provider has been suspended. Such suspension will continue until the Contracted Provider’s participation is reinstated or terminated.

7.2.4. Insolvency. This Agreement may be terminated immediately by a Party giving written notice thereof to the other Party if the other Party is insolvent or has bankruptcy proceedings initiated against it.

7.2.5. Credentialing. The status of a Contracted Provider as a Participating Provider in one or more Products may be terminated immediately by Health Plan giving written notice thereof to Provider if the Contracted Provider fails to adhere to Company’s or Payor’s credentialing criteria, including, but not limited to, if the Contracted Provider (i) loses, relinquishes, or has materially affected its license to provide Covered Services in the State, (ii) fails to comply with the insurance requirements set forth in this Agreement; or (iii) is convicted of a criminal offense related to involvement in any state or federal health care program or has been terminated, suspended, barred, voluntarily withdrawn as part of a settlement agreement, or otherwise excluded from any state or federal health care program. Provider shall immediately notify the affected Contracted Provider of such termination.

7.3. Effect of Termination. After the effective date of termination of this Agreement or a Contracted Provider’s participation in a Product, this Agreement shall remain in effect for purposes of those obligations and rights arising prior to the effective date of termination. Upon such a termination, each affected Contracted Provider (including Provider, if applicable) shall (i) continue to provide Covered Services to Covered Persons in the applicable Product(s) during the longer of the ninety (90) day period following the date of such termination or such other period as may be required under any Regulatory Requirements, and, if requested by Company, each affected Contracted Provider (including Provider, if applicable) shall continue to provide, as a Participating Provider, Covered Services to Covered Persons until such Covered Persons are assigned or transferred to another Participating Provider in the applicable Product(s), and (ii) continue to comply with and abide by all of the applicable terms and conditions of this Agreement, including, but not limited to, Section 3.4 (Hold Harmless) hereof, in connection with the provision of such Covered Services during such continuation period. During such continuation period, each affected Contracted Provider (including Provider, if applicable) will be compensated in accordance with this Agreement and shall accept such compensation as payment in full.

7.4. Survival of Obligations. All provisions hereof that by their nature are to be performed or complied with following the expiration or termination of this Agreement, including without limitation Sections 2.8, 2.10, 3.2, 3.4, 3.5, 4.2, 5.1, 5.2, 5.3, 5.4, 6.1, 6.2, 7.3, 7.4 and Article VIII, survive the expiration or termination of this Agreement.

ARTICLE VIII - MISCELLANEOUS

8.1. Status of Health Plan. By executing this Agreement, Provider hereby acknowledges that, as of the date hereof, Health Plan is not a licensed insurance company in the State of North Carolina; provided, however, that, except as otherwise permitted and/or required by the North Carolina Department of Health and Human Services, the North Carolina Division of Health Benefits and/or the North Carolina Department of Insurance, Health Plan will, prior to the provision of any services to Covered Persons, apply for and receive any and all necessary governmental approvals and/or licensure required to offer the Products and operate as a licensed insurance company in the State of North Carolina.

8.2. Delegation of Obligations. Upon the mutual written agreement of Health Plan and CCHN, Health Plan may delegate performance of all or any part of its obligations under this Agreement (other than and excluding any of its obligations arising under Article III of this Agreement) to CCHN (each such obligation, a “Delegated Obligation”) without notice to or consent of Provider and no such delegation by Health Plan shall in any way affect Health Plan’s rights or relieve Provider of any of its obligations under this Agreement. CCHN hereby acknowledges and agrees that it shall, in connection with the performance of any such Delegated Obligation, be bound by and strictly comply with the terms of this Agreement and shall perform any such Delegated Obligation in good faith. Notwithstanding anything contained herein to the contrary, CCHN shall not perform any obligation on behalf of Health Plan unless, and then, only to the extent, such obligation has been expressly delegated to CCHN as provided by this Section 8.2.

8.3. Relationship of Parties. The relationship between or among CCHN, Health Plan, Company, Provider, and any Contracted Provider hereunder is that of independent contractors. None of the provisions of this Agreement will be construed as creating any agency, partnership, joint venture, employee-employer, or other relationship. References herein to the rights and obligations of any “Company” under this Agreement are references to the rights and obligations of each Company individually and not collectively. A Company is only responsible for performing its respective obligations hereunder with respect to a particular Product, Coverage Agreement, Payor Contract, Covered Service or Covered Person. A breach or default by an individual Company shall not constitute a breach or default by any other Company, including but not limited to Health Plan. Each of Company and CCHN (each an “Unaffiliated Party” and collectively, the “Unaffiliated Parties”) acknowledge that references herein to their respective rights and obligations under this Agreement are references to the rights and obligations of each such Unaffiliated Party individually and not of the Unaffiliated Parties collectively. Notwithstanding anything that may be construed herein to the contrary, all such rights and obligations are individual and specific to each Unaffiliated Party and the reference to one Unaffiliated Party herein in no way imposes any cross-guarantees or joint responsibility or liability on the other Unaffiliated Party. A breach or default hereunder by an Unaffiliated Party shall not constitute a breach or default by the other Unaffiliated Party. CCHN acknowledges and agrees that nothing in this Agreement is intended to supersede, disrupt, interfere or conflict with the CCHN Agreement or any other arrangement or agreement to which CCHN or any of its Affiliates are a party relating to the governance, management and day-to-day operations of Health Plan or any of its Affiliates.

8.4. Conflicts Between Certain Documents. If there is any conflict between this Agreement and the Provider Manual, this Agreement will control. In the event of any conflict between this Agreement and any Product Attachment, the Product Attachment will control as to such Product.

8.5. Assignment. This Agreement is intended to secure the services of and be personal to Provider and may not be assigned, sublet, delegated, subcontracted or transferred by Provider without the Health Plan’s prior written consent; provided, however, Health Plan shall, in addition to the rights provided under Section 8.2, have the right, exercisable in its sole discretion, to assign or transfer all or any portion of its rights or to delegate all or any portion of its interests under this Agreement or any Attachment to an Affiliate, successor of Health Plan, or purchaser of the assets or stock of Health Plan, or the line of business or business unit primarily responsible for carrying out Health Plan’s obligations under this Agreement. CCHN shall not, directly or indirectly, assign, transfer or delegate this Agreement and/or any of its rights or obligations under this Agreement, voluntarily or involuntarily, including by change of control, merger (whether or not CCHN is the surviving corporation), operation of law or any other manner, without the prior written consent of Health Plan. Any attempted assignment or delegation in violation of this Section 8.5 shall be void.

8.6. Headings. The headings of the sections of this Agreement are inserted merely for the purpose of convenience and do not limit, define, or extend the specific terms of the section so designated.

8.7. Governing Law. The interpretation of this Agreement and the rights and obligations of Health Plan, CCHN, Company, Provider and any Contracted Providers hereunder will be governed by and construed in accordance with applicable federal and State laws.

8.8. Third Party Beneficiary. This Agreement is entered into by the Parties for their benefit, as well as, in the case of Health Plan, the benefit of Company, and in the case of Provider, the benefit of each Contracted Provider. Except as specifically provided in Section 3.4, Section 5.2, Section 5.3 and/or Section 5.4 hereof, no Covered Person or any other third party, other than Company, will be considered a third party beneficiary of this Agreement.

8.9. Amendment. Except as set forth in Section 7.1.2 and this Section 8.9, this Agreement may be amended only by written agreement of the applicable Parties to whom such amendment directly relates, as determined by Health Plan.

8.9.1 Health Plan may amend this Agreement by giving the Parties written notice of the amendment to the extent such amendment is deemed necessary or appropriate by Health Plan to comply with any Regulatory Requirements. Any such amendment will be deemed accepted by the Parties upon the giving of such notice.

8.9.2 Excluding any amendment to this Agreement contemplated by Section 8.9.1, Health Plan may amend this Agreement at any time by giving Provider written notice (electronic or paper) of the proposed amendment. When such an amendment proposes to modify Provider’s reimbursement or addresses Covered Services routinely rendered by Provider to Covered Persons, the amendment will be evaluated by Health Plan’s Medical Affairs and Financial Matters Committees prior to Health Plan giving written notice to Provider. Unless Provider notifies Health Plan in writing of its objection to such amendment during the thirty (30) day period following the giving of such notice by Health Plan, Provider shall be deemed to have accepted the amendment. If Provider objects to any proposed amendment to this Agreement, Health Plan may exclude one or more of the Contracted Providers from being Participating Providers in the Product (or any component program of, or Coverage Agreement in connection with, such Product) to which such amendment relates.

8.10. Entire Agreement. All prior or concurrent agreements, promises, negotiations or representations either oral or written, between Health Plan and Provider and/or CCHN and Provider, relating to the subject matter of this Agreement, which are not expressly set forth in this Agreement, are of no force or effect.

8.11. Severability. The invalidity or unenforceability of any terms or provisions hereof will in no way affect the validity or enforceability of any other terms or provisions.

8.12. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition; provided, however, that (i) no Party shall be permitted to make any such waiver by or on behalf of any other Party; and (ii) CCHN shall not be permitted to waive any term or condition of this Agreement as it relates to any obligation (or the performance thereof) of Provider. The waiver by any Party of the violation of any provision or obligation of this Agreement will not constitute the waiver of any subsequent violation of the same or other provision or obligation.

8.13. Notices. Except as otherwise provided in this Agreement, any notice required or permitted to be given hereunder is deemed to have been given when such written notice has been personally delivered or deposited in the United States mail, postage paid, or delivered by a service that provides written receipt of delivery, addressed as follows:

To Health Plan at:	To Provider at:
Attn: President	Attn:
________________________	________________________
________________________	________________________
________________________	________________________

To CCHN at:
Attn:
________________________
________________________
________________________

or to such other address as such Party may designate in writing. Notwithstanding the previous paragraph, Health Plan and CCHN may provide notices to Provider by electronic mail, through its provider newsletter or on its provider website.

8.14. Force Majeure. No Party shall be liable or deemed to be in default for any delay or failure to perform any act under this Agreement resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquake, flood, strikes or other work stoppages by the employees of such Party, or any other similar cause beyond the reasonable control of such Party.

8.15. Proprietary Information. Each Party is prohibited from, and shall prohibit its Affiliates and Contracted Providers from, disclosing to a third party the substance of this Agreement, or any information of a confidential nature acquired from the other Party (or Affiliate or Contracted Provider thereof) during the course of this Agreement, except to agents of such Party as necessary for such Party’s performance under this Agreement, or as required by a Payor Contract or applicable Regulatory Requirements. Provider acknowledges and agrees that all information relating to Company’s programs, policies, protocols and procedures is proprietary information, and except for such disclosures as are required by Regulatory Requirements, Provider shall not disclose such information to any person or entity without Health Plan’s express written consent.

8.16. Authority. The individuals whose signatures are set forth below represent and warrant that they are duly empowered to execute this Agreement. Provider represents and warrants that it has all legal authority to contract on behalf of and to bind all Contracted Providers to the terms of this Agreement. Provider and each Contracted Provider acknowledges that references herein to the rights and obligations of any “Company” or a “Payor” under this Agreement are references to the rights and obligations of each Company and each Payor individually and not of the Companies or Payors collectively. Notwithstanding anything herein to the contrary, all such rights and obligations are individual and specific to each such Company and each such Payor and the reference to Company or Payor herein in no way imposes any cross-guarantees or joint responsibility or liability by, between or among such individual Companies or Payors. A breach or default by an individual Company or Payor shall not constitute a breach or default by any other Company or Payor, including but not limited to Health Plan.

8.17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Upon Provider’s reasonable written request, Health Plan shall provide Provider with a fully executed copy of this Agreement.

* * * * *

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION

THAT MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, including all Product Attachments noted on Schedule B, effective as of the date set forth beneath their respective signatures.

Health Plan:	Provider:

Carolina Complete Health, Inc.
(Legibly Print Name of Health Plan)	(Legibly Print Name of Provider)

Authorized Signature:	Authorized Signature:

Print Name:	Print Name:

Title:	Title:

Signature Date:	Signature Date:

To be completed by Health Plan only:	Tax Identification Number:

Effective Date: January 1, 2019 or such other date as reasonably determined by Health Plan based upon the effective date of the North Carolina Medicaid managed care program and Health Plan’s participation therein.	State Medicaid Number:
CCHN:
Carolina Complete Health Network, Inc.
(Legibly Print Name of CCHN)

Authorized Signature:

Print Name:

Title:

Signature Date:

PARTICIPATING PROVIDER AGREEMENT

SCHEDULE A

CONTRACTED PROVIDER-SPECIFIC PROVISIONS

Provider and Contracted Providers shall comply with the applicable provisions of this Schedule A.

1 Hospitals. If Provider or a Contracted Provider is a hospital (“Hospital”), the following provisions apply.

1.1 24 Hour Coverage. Each Hospital shall be available to provide Covered Services to Covered Persons twenty-four (24) hours per day, seven (7) days per week.

1.2 Emergency Care. Each Hospital shall provide Emergency Care (as hereafter defined) in accordance with Regulatory Requirements. The Contracted Provider shall notify Company’s medical management department of any emergency room admissions by electronic file sent within twenty-four (24) hours or by the next business day of such admission. “Emergency Care” (or derivative thereof) has, as to each particular Product, the meaning set forth in the applicable Coverage Agreement or Product Attachment. If there is no definition in such documents, “Emergency Care” means inpatient and/or outpatient Covered Services furnished by a qualified provider that are needed to evaluate or stabilize an Emergency Medical Condition. “Emergency Medical Condition” means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in the following: (i) placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; (ii) serious impairment to bodily functions; or (iii) serious dysfunction of any bodily organ or part.

1.3 Staff Privileges. Each Hospital shall assist in granting staff privileges or other appropriate access to Company’s Participating Providers who are qualified medical or osteopathic physicians, provided they meet the reasonable standards of practice and credentialing standards established by the Hospital’s medical staff and bylaws, rules, and regulations.

1.4 Discharge Planning. Each Hospital agrees to cooperate with Company’s system for the coordinated discharge planning of Covered Persons, including the planning of any necessary continuing care.

1.5 Credentialing Criteria. Each Hospital shall (a) currently, and for the duration of this Agreement, remain accredited by the Joint Commission or American Osteopathic Association, as applicable; and (b) ensure that all employees of Hospital perform their duties in accordance with all applicable local, State and federal licensing requirements and standards of professional ethics and practice.

2 Practitioners. If Provider or Contracted Provider is a physician or other health care practitioner (including physician extenders) (“Practitioner”), the following provisions apply.

2.1 Contracted Professional Qualifications. At all times during the term of this Agreement, Practitioner shall, as applicable, maintain medical staff membership and admitting privileges with at least one hospital that is a Participating Provider (“Participating Hospital”) with respect to each Product in which the Practitioner participates. Upon Company’s request, Practitioner shall furnish evidence of the foregoing to Company. If Practitioner does not have such admitting privileges, Provider or the Practitioner shall provide Company with a written statement from another Participating Provider who has such admitting privileges, in good standing, certifying that such individual agrees to assume responsibility for providing inpatient Covered Services to Covered Persons who are patients of the applicable Practitioner.

2.2 Acceptance of New Patients. To the extent that Practitioner is accepting new patients, such Practitioner must also accept new patients who are Covered Persons with respect to the Products in which such Practitioner participates. Practitioner shall notify Company in writing forty-five (45) days prior to such Practitioner’s decision to no longer accept Covered Persons with respect to a particular Product. In no event will an established patient of any Practitioner be considered a new patient.

2.3 Preferred Drug List/Drug Formulary. If applicable to the Covered Person’s coverage, Practitioners shall use commercially reasonable efforts, when medically appropriate under the circumstances, to comply with formulary or preferred drug list when prescribing medications for Covered Persons.

3 Ancillary Providers. If Provider or Contracted Provider is an ancillary provider (including but not limited to a home health agency, durable medical equipment provider, sleep center, pharmacy, ambulatory surgery center, nursing facility, laboratory or urgent care center)(“Ancillary Provider”), the following provisions apply.

3.1 Acceptance of New Patients. To the extent that Ancillary Provider is accepting new patients, such Ancillary Provider must also accept new patients who are Covered Persons with respect to the Products in which such Ancillary Provider participates. Ancillary Provider shall notify Company in writing forty-five (45) days prior to such Ancillary Provider’s decision to no longer accept Covered Persons with respect to a particular Product. In no event will an established patient of any Ancillary Provider be considered a new patient.

4 FQHC. If Provider or a Contracted Provider is a federally qualified health center (“FQHC”), the following provision applies.

4.1 FQHC Insurance. To the extent FQHC’s employees are deemed to be federal employees qualified for protection under the Federal Tort Claims Act (“FTCA”) and Health Plan has been provided with documentation of such status issued by the U.S. Department of Health and Human Services (such status to be referred to as “FTCA Coverage”), Section 5.1 of this Agreement will not apply to those Contracted Providers with FTCA Coverage. FQHC shall provide evidence of such FTCA Coverage to Health Plan at any time upon request. FQHC shall promptly notify Health Plan if, any time during the term of this Agreement, any Contracted Provider is no longer eligible for, or if FQHC becomes aware of any fact or circumstance that would jeopardize, FTCA Coverage. Section 5.1 of this Agreement will apply to a Contracted Provider immediately upon such Contracted Provider’s loss of FTCA Coverage for any reason.

5 Long Term Services and Supports (“LTSS”) Provider. If Provider or a Contracted Provider is a provider of LTSS services, the following provisions apply.

5.1 Acknowledgement. Health Plan acknowledges that Provider is a provider of LTSS services and is not necessarily a provider of medical or health care services. Nothing in this Agreement is intended to require Provider to provide medical or health care services that Provider does not routinely provide.

5.2 Notification Requirements. Provider or the applicable Contracted Provider shall provide the following notifications to Health Plan, via written notice or via telephone contact at a number to be provided by Health Plan, within the following time frames:

5.2.1 Provider or the applicable Contracted Provider shall notify Health Plan of a Covered Person’s visit to the emergency department of any hospital, or of a Covered Person’s hospitalization, within twenty-four (24) hours of becoming aware of such visit or hospitalization.

5.2.2 Provider or the applicable Contracted Provider shall notify Health Plan of any change to a Covered Person’s plan of care and/or service plan, within twenty-four (24) hours of becoming aware of such change.

5.2.3 Provider or the applicable Contracted Provider shall notify Health Plan if a Covered Person misses an appointment with Provider, within twenty-four (24) hours of becoming aware of such missed appointment.

5.2.4 Provider or the applicable Contracted Provider shall notify Health Plan of any change in a Covered Person’s medical or behavioral health condition, within twenty-four (24) hours of becoming aware of such change. (Examples of changes in condition are set forth in the Provider Manual.)

5.2.5 Provider or the applicable Contracted Provider shall notify Health Plan of any safety issue identified by Provider or Contracted Provider or its agent or subcontractor, within twenty-four (24) hours of the identification of such safety issue. (Examples of safety issues are set forth in the Provider Manual.)

5.2.6 Provider or the applicable Contracted Provider shall notify Health Plan of any change in Provider’s or Contracted Provider’s key personnel, within twenty-four (24) hours of such change.

5.3 Minimum Data Set. If Contracted Provider is a nursing facility, Provider or such Contracted Provider shall submit to Health Plan or its designee the Minimum Data Set as defined by CMS and required under federal law and Health Plan policy as it relates to all Covered Persons who are residents in Contracted Provider’s facility. Such submission shall be via electronic mail, facsimile transmission, or other manner and format reasonably requested by Health Plan.

5.4 Quality Improvement Plan. Each Contracted Provider shall participate in Health Plan’s LTSS quality improvement plan. Each Contracted Provider shall permit Health Plan to access such Contracted Providers’ assessment and quality data upon reasonable advance notice, which may be given by electronic mail.

5.5 Electronic Visit Verification. If Contracted Provider is a personal care aide, Contracted Provider shall comply with Health Plan’s electronic visit verification system requirements where applicable.

5.6 Criminal Background Checks. Provider shall conduct a criminal background check on each Contracted Provider prior to the commencement of services under this Agreement and as requested by Health Plan thereafter. Provider shall provide the results of such background checks to Health Plan within a reasonable time period following the completion thereof. Provider agrees to immediately notify Health Plan of any criminal convictions of any Contracted Provider. Provider shall pay any costs associated with such criminal background checks.

PARTICIPATING PROVIDER AGREEMENT

SCHEDULE B

PRODUCT PARTICIPATION

Provider will be designated as a “Participating Provider” in the Product Attachments listed below as of the date of successful completion of credentialing in accordance with this Agreement.

List of Product Attachments:

Attachment A: Medicaid

Attachment B: [Reserved]

Attachment C: [Reserved]

PARTICIPATING PROVIDER AGREEMENT

SCHEDULE C

CONTRACTED PROVIDERS

ENTITY/GROUP/CLINIC/FACILITY NAME	TAX ID #	NPI #

NOTE: This Schedule is intended to capture all groups, clinics and facilities participating under the Agreement (i.e., are “Contracted Providers” under this Agreement) as of the Effective Date.

Attachment A: Medicaid

MEDICAID PRODUCT ATTACHMENT

This PRODUCT ATTACHMENT (“Attachment”) is made and entered between Carolina Complete Health, Inc. (“Health Plan”) and                                                                                                                       (“Provider”).

WHEREAS, Health Plan and Provider entered into that certain Participating Provider Agreement, as the same may have been amended and supplemented from time to time (the “Agreement”), pursuant to which Provider and its Contracted Providers participate in certain Products offered by or available from or through a Company;

WHEREAS, pursuant to the provisions of the Agreement, this Attachment is identified on the signature page of the Agreement and, as such, the Contracted Providers identified herein will be designated and participate as “Participating Providers” in the Product described in this Attachment; and

WHEREAS, the Agreement is modified or supplemented as hereafter provided.

NOW THEREFORE, in consideration of the recitals, the mutual promises herein stated, the parties hereby agree to the provisions set forth below.

1. Defined Terms. For purposes of the Medicaid Product (as herein defined), the following terms have the meanings set forth below. All capitalized terms not specifically defined in this Attachment will have the meanings given to such terms in the Agreement.

1.1 “Medicaid Product” refers to those programs and health benefit arrangements offered by Health Plan or other Company pursuant to contract(s) with one or more state Medicaid agency(ies), or any successors thereto, to provide specified services and goods to covered beneficiaries under state Medicaid-funded program(s) and to meet certain performance standards while doing so (each a “State Contract”). The Medicaid Product does not apply to any Coverage Agreements that are specifically covered by another Product Attachment to the Agreement.

2. Medicaid Product.

2.1 Medicaid and/or CHIP Product. This Product Attachment constitutes the “Medicaid Product Attachment” and is incorporated into the Agreement between Provider and Health Plan. It supplements the Agreement by setting forth specific terms and conditions that apply to the Medicaid Product with respect to which a Participating Provider has agreed to participate, and with which a Participating Provider must comply in order to maintain such participation. This Attachment applies only to the provision of health care services, supplies or accommodations (including Covered Services) to Covered Persons enrolled in the Medicaid Product.

2.2 Participation. Except as otherwise provided in this Product Attachment or the Agreement, Provider and all Contracted Providers under the Agreement will participate as Participating Providers in the Medicaid Product and will provide to Covered Persons enrolled in the Medicaid Product, upon the same terms and conditions contained in the Agreement, as supplemented or modified by this Product Attachment, those Covered Services that are provided by Contracted Providers pursuant to the Agreement. In providing such services, Provider shall, and shall cause Contracted Providers to, comply with and abide by the provisions of this Product Attachment and the Agreement (including the Provider Manual).

2.3 Attachment. This Attachment constitutes the Product Attachment and Compensation Schedule for the Medicaid Product.

2.4 Construction. This Product Attachment supplements and forms a part of the Agreement. Except as otherwise provided herein or in the terms of the Agreement, the terms and conditions of the Agreement will remain unchanged and in full force and effect as a result of this Product Attachment. In the event of a conflict between the provisions of the Agreement and the provisions of this Product Attachment, this Product Attachment will govern with respect to health care services, supplies or accommodations (including Covered Services) rendered to Covered Persons enrolled in or covered by a Medicaid Product. To the extent Provider or any Contracted Provider is unclear about its, his or her respective duties and obligations, Provider or the applicable Contracted Provider shall request clarification from Health Plan. To the extent any provision of this Agreement (including any exhibit, attachment, or other document referenced herein) is inconsistent with or contrary to any provision of the State Contract, the relevant provision of the State Contract shall have priority and control over the matter.

3. Term. This Product Attachment will become effective as of the Effective Date, and will be coterminous with the Agreement unless a Party terminates the participation of the Contracted Provider in this Product in accordance with the applicable provisions of the Agreement or this Product Attachment.

4. State Mandated Program Requirements. Schedule A to this Product Attachment, which is incorporated herein by this reference, sets forth the provisions that are required by the applicable state law and contract to be included in the Agreement with respect to the Medicaid Product. Any additional requirements that may apply to the Coverage Agreements or Covered Persons enrolled in or covered by this Product may be set forth in the Provider Manual or another Attachment and are incorporated herein by this reference.

5. Other Terms and Conditions. Except as modified or supplemented by this Product Attachment, the compensation hereunder for the provision of Covered Services by Contracted Providers to Covered Persons enrolled in or covered by the Medicaid Product is subject to all of the other provisions in the Agreement (including the Provider Manual) that affect or relate to compensation for Covered Services provided to Covered Persons.

Attachment A: Medicaid

SCHEDULE A

GOVERNMENTAL PROGRAM REQUIREMENTS

This Schedule sets forth the special provisions that are specific to the North Carolina Medicaid Product under the State Regulations and Contract.

[To Be Added]

Attachment A: Medicaid1

EXHIBIT 1

COMPENSATION SCHEDULE

ANCILLARY SERVICES

[AMBULATORY SURGERY CENTER (“ASC”)]

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a [Qualified Health Plan/Medicaid Product]. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

The maximum compensation for [ancillary/ambulatory surgery center] Covered Services rendered to a Covered Person shall be the “Allowed Amount.” Except as otherwise provided in this Compensation Schedule, the Allowed Amount for [ancillary/ambulatory surgery center] Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof.

[Additional Provisions:

1.	Modifier. Unless specifically indicated otherwise, fee amounts listed in the fee schedule represent global fees and may be subject to reductions based on appropriate Modifier (for example, professional and technical modifiers). As used in the previous sentence, “global fees” refers to services billed without a Modifier, for which the fee amount includes both the professional component and the technical component. Any Cost-Sharing Amounts that the Covered Person is responsible to pay under the Coverage Agreement will be subtracted from the Allowed Amount in determining the amount to be paid.

2.	Payment for Multiple Procedures. Where multiple outpatient surgical or scope procedures performed on a Covered Person during a single occasion of surgery, reimbursement will be as follows: i) the procedure for which the Allowed Amount under this Compensation Schedule is greatest will be reimbursed at one hundred percent (100%) of such Allowed Amount; ii) the procedures with second greatest Allowed Amounts under this Compensation Schedule will be reimbursed at twenty five percent (25%) of such Allowed Amounts; and iii) any additional procedures will not be eligible for reimbursement.

1 Particular contents of this Attachment will vary depending on the type of provider.

3.	Billing Requirements. Contracted Provider must bill HCPCS codes in addition to revenue code or services specified within this Compensation Schedule. Failure to submit a HCPCS code may result in a claim denial.

4.	Date of Service Requirements. Contracted Provider is required to identify each date of service on claims for multiple date of service.

5.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

6.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

7.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

8.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.]

Attachment A: Medicaid

EXHIBIT 2

COMPENSATION SCHEDULE

ANCILLARY SERVICES

DIALYSIS

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a Medicaid Product. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

The maximum compensation for dialysis Covered Services rendered to a Covered Person shall be the “Allowed Amount.” Except as otherwise provided in this Compensation Schedule, the Allowed Amount for dialysis Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof.

Additional Provisions:

1.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

2.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

3.	Billing Requirements. Contracted Provider must bill HCPCS codes in addition to revenue code for services specified within this Compensation Schedule. Failure to submit a HCPCS code may result in a claim denial.

4.	Date of Service Requirements. Contracted Provider is required to identify each date of service on claims for multiple dates of service.

5.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

6.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.

Attachment A: Medicaid

EXHIBIT 3

COMPENSATION SCHEDULE

ANCILLARY SERVICES

DURABLE MEDICAL EQUIPMENT

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a Medicaid Product. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

The maximum compensation for durable medical equipment Covered Services rendered to a Covered Person shall be the “Allowed Amount.” Except as otherwise provided in this Compensation Schedule, the Allowed Amount for durable medical equipment Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof.

Additional Provisions:

1.	Modifier. Unless specifically indicated otherwise, fee amounts listed in the fee schedule represent global fees and may be subject to reductions based on appropriate Modifier (for example, professional and technical modifiers). As used in the previous sentence, “global fees” refers to services billed without a Modifier, for which the fee amount includes both the professional component and the technical component. Any Cost-Sharing Amounts that the Covered Person is responsible to pay under the Coverage Agreement will be subtracted from the Allowed Amount in determining the amount to be paid.

2.	Payment for Multiple Procedures. Where multiple outpatient surgical or scope procedures performed on a Covered Person during a single occasion of surgery, reimbursement will be as follows: i) the procedure for which the Allowed Amount under this Compensation Schedule is greatest will be reimbursed at one hundred percent (100%) of such Allowed Amount; ii) the procedures with second greatest Allowed Amounts under this Compensation Schedule will be reimbursed at twenty five percent (25%) of such Allowed Amounts; and iii) any additional procedures will not be eligible for reimbursement.

3.	Billing Requirements. Contracted Provider must bill HCPCS codes in addition to revenue code or services specified within this Compensation Schedule. Failure to submit a HCPCS code may result in a claim denial.

4.	Date of Service Requirements. Contracted Provider is required to identify each date of service on claims for multiple date of service.

5.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

6.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

7.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

8.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.

Attachment A: Medicaid

EXHIBIT 4

COMPENSATION SCHEDULE

ANCILLARY SERVICES

HOME HEALTH/HOSPICE

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a Medicaid Product. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

The maximum compensation for home health/hospice Covered Services rendered to a Covered Person shall be the “Allowed Amount.” Except as otherwise provided in this Compensation Schedule, the Allowed Amount for home health/hospice Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof.

Additional Provisions:

1.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

2.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

3.	Billing Requirements. Contracted Provider must bill HCPCS codes in addition to revenue code for services specified within this Compensation Schedule. Failure to submit a HCPCS code may result in a claim denial.

4.	Date of Service Requirements. Contracted Provider is required to identify each date of service on claims for multiple dates of service.

5.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

6.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.

Attachment A: Medicaid

EXHIBIT 5

COMPENSATION SCHEDULE

ANCILLARY SERVICES

HOME INFUSION

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a Medicaid Product. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

The maximum compensation for home infusion Covered Services rendered to a Covered Person shall be the “Allowed Amount.” Except as otherwise provided in this Compensation Schedule, the Allowed Amount for home infusion Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof.

Additional Provisions:

1.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

2.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

3.	Billing Requirements. Contracted Provider must bill HCPCS codes in addition to revenue code for services specified within this Compensation Schedule. Failure to submit a HCPCS code may result in a claim denial.

4.	Date of Service Requirements. Contracted Provider is required to identify each date of service on claims for multiple dates of service.

5.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

6.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.

Attachment A: Medicaid

EXHIBIT 6

COMPENSATION SCHEDULE

ANCILLARY SERVICES

PHYSICAL THERAPY

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a Medicaid Product. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

The maximum compensation for physical therapy Covered Services rendered to a Covered Person shall be the “Allowed Amount.” Except as otherwise provided in this Compensation Schedule, the Allowed Amount for physical therapy Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof.

Additional Provisions:

1.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

2.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

3.	Billing Requirements. Contracted Provider must bill HCPCS codes in addition to revenue code for services specified within this Compensation Schedule. Failure to submit a HCPCS code may result in a claim denial.

4.	Date of Service Requirements. Contracted Provider is required to identify each date of service on claims for multiple dates of service.

5.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

6.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.

Attachment A: Medicaid

EXHIBIT 7

COMPENSATION SCHEDULE

ANCILLARY SERVICES

URGENT CARE

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a Medicaid Product. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

The maximum compensation for urgent care Covered Services rendered to a Covered Person shall be the “Allowed Amount.” Except as otherwise provided in this Compensation Schedule, the Allowed Amount for urgent care Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof.

Additional Provisions:

1.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

2.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

3.	Billing Requirements. Contracted Provider must bill HCPCS codes in addition to revenue code for services specified within this Compensation Schedule. Failure to submit a HCPCS code may result in a claim denial.

4.	Date of Service Requirements. Contracted Provider is required to identify each date of service on claims for multiple dates of service.

5.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

6.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.

Attachment A: Medicaid

EXHIBIT 8

COMPENSATION SCHEDULE

PROFESSIONAL SERVICES

PRIMARY CARE PHYSICIAN

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a Medicaid Product. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

The maximum compensation for professional Covered Services rendered to a Covered Person shall be the “Allowed Amount.” Except as otherwise provided in this Compensation Schedule, the Allowed Amount for professional Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof.

Additional Provisions:

1.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

2.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

3.	Modifier. Unless specifically indicated otherwise, fee amounts listed in the fee schedule represent global fees and may be subject to reductions based on appropriate Modifier (for example, professional and technical modifiers). As used in the previous sentence, “global fees” refers to services billed without a Modifier, for which the fee amount includes both the professional component and the technical component. Any Cost-Sharing Amounts that the Covered Person is responsible to pay under the Coverage Agreement will be subtracted from the Allowed Amount in determining the amount to be paid.

4.	Anesthesia Modifier Pricing Rules. The dollar amount that will be used in the calculation of time-based and non-time based anesthesia management fees in accordance with the anesthesia payment policy. Unless specifically stated otherwise, the anesthesia conversion factor indicated is fixed and will not change. The anesthesia conversion factor is based on an anesthesia time unit value of 15 minutes.

5.	Payment for Multiple Procedures. Where multiple outpatient surgical or scope procedures performed on a Covered Person during a single occasion of surgery, reimbursement will be as follows: i) the procedure for which the Allowed Amount under this Compensation Schedule is greatest will be reimbursed at one hundred percent (100%) of such Allowed Amount; ii) the procedures with second greatest Allowed Amounts under this Compensation Schedule will be reimbursed at twenty five percent (25%) of such Allowed Amounts; and iii) any additional procedures will not be eligible for reimbursement.

6.	Place of Service Pricing Rules. This fee schedule follows CMS guidelines for determining when services are priced at the facility or non-facility fee schedule (with the exception of services performed at Ambulatory Surgery Centers, POS 24, which will be priced at the facility fee schedule).

7.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

8.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.

Attachment A: Medicaid

EXHIBIT 9

COMPENSATION SCHEDULE

PROFESSIONAL SERVICES

SPECIALTY CARE PHYSICIAN

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a Medicaid Product. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

The maximum compensation for professional Covered Services rendered to a Covered Person shall be the “Allowed Amount.” Except as otherwise provided in this Compensation Schedule, the Allowed Amount for professional Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof.

Additional Provisions:

1.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

2.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

3.	Modifier. Unless specifically indicated otherwise, fee amounts listed in the fee schedule represent global fees and may be subject to reductions based on appropriate Modifier (for example, professional and technical modifiers). As used in the previous sentence, “global fees” refers to services billed without a Modifier, for which the fee amount includes both the professional component and the technical component. Any Cost-Sharing Amounts that the Covered Person is responsible to pay under the Coverage Agreement will be subtracted from the Allowed Amount in determining the amount to be paid.

4.	Anesthesia Modifier Pricing Rules. The dollar amount that will be used in the calculation of time-based and non-time based anesthesia management fees in accordance with the anesthesia payment policy. Unless specifically stated otherwise, the anesthesia conversion factor indicated is fixed and will not change. The anesthesia conversion factor is based on an anesthesia time unit value of 15 minutes.

5.	Payment for Multiple Procedures. Where multiple outpatient surgical or scope procedures performed on a Covered Person during a single occasion of surgery, reimbursement will be as follows: i) the procedure for which the Allowed Amount under this Compensation Schedule is greatest will be reimbursed at one hundred percent (100%) of such Allowed Amount; ii) the procedures with second greatest Allowed Amounts under this Compensation Schedule will be reimbursed at twenty five percent (25%) of such Allowed Amounts; and iii) any additional procedures will not be eligible for reimbursement.

6.	Place of Service Pricing Rules. This fee schedule follows CMS guidelines for determining when services are priced at the facility or non-facility fee schedule (with the exception of services performed at Ambulatory Surgery Centers, POS 24, which will be priced at the facility fee schedule).

7.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

8.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.

Attachment A: Medicaid

EXHIBIT 10

COMPENSATION SCHEDULE

HOSPITAL SERVICES

This compensation schedule (“Compensation Schedule”) sets forth the maximum reimbursement amounts for Covered Services provided by Contracted Providers to Covered Persons enrolled in a Medicaid Product. Where the Contracted Provider’s tax identification number (“TIN”) has been designated by the Payor as subject to this Compensation Schedule, Payor shall pay or arrange for payment of a Clean Claim for Covered Services rendered by the Contracted Provider according to the terms of, and subject to the requirements set forth in, the Agreement and this Compensation Schedule. Payment under this Compensation Schedule shall consist of the Allowed Amount as set forth herein less all applicable Cost-Sharing Amounts. All capitalized terms used in this Compensation Schedule shall have the meanings set forth in the Agreement, the applicable Product Attachment, or the Definitions section set forth at the end of this Compensation Schedule.

Inpatient Services. The maximum compensation for Covered Services rendered to a Covered Person during an inpatient stay shall be the “Allowed Amount” as set forth below. Except as otherwise provided in this Compensation Schedule, the Allowed Amount for inpatient Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof..

Outpatient Services. The maximum compensation for outpatient Covered Services is the “Allowed Amount” as set forth below. Except as otherwise provided in this Compensation Schedule, the Allowed Amount for outpatient Covered Services is the lesser of: (i) Allowable Charges; or (ii) one hundred percent (100%) (such percentage, the “Fee Percentage”) of the amount payable based on the Medicaid fee schedule set forth by the North Carolina Division of Health Benefits (“NCDHB”) at the date of service. It is hereby acknowledged and agreed that the NCDHB, a division of the North Carolina Department of Health and Human Services, has filed a waiver with the Centers for Medicare and Medicaid Services to privatize the North Carolina Medicaid Program, with issuance of a request for proposal (“RFP”) currently projected in 2018, RFP awards (“RFP Awards”) currently projected in 2018, and an implementation date (“Implementation Date”) currently projected in 2019. Health Plan intends to submit a proposal under the RFP process. As of the date of this Agreement, the NCDHB has not, publicly announced or otherwise made available to the Health Plan the premiums under the Health Plan (the “Premiums”), or the actuarial studies, utilization data, unit cost data or other actuarial assumptions made (collectively, the “State Actuarial Rate Development”) in determining the Premiums, which is expected to occur between RFP Awards and the Implementation Date. In the event that following the announcement of the State Actuarial Rate Development, (i) it is determined that the Premiums were derived from the assumption of a lower Fee Percentage than as set forth above, then, upon written notice to Provider, this Agreement shall be deemed to have been automatically (and without the need for any further action on behalf of any party hereto) amended such that the Fee Percentage shall thereafter be equal to the percentage included in the State Actuarial Rate Development and used for purposes of developing the Premiums; and (ii) Contracted Provider believes that the Allowed Amount provided for hereunder is not consistent with the State Actuarial Rate Development, Contracted Provider may, by written request to the Health Plan, seek a review of the Allowed Amount, which Health Plan shall review upon receipt thereof..

Additional Provisions:

1.	Application of 72-Hour Rule. Payments made to any Contracted Provider for inpatient Covered Services shall constitute payment for all such Contracted Provider’s charges relating to a Covered Person’s pre-admission testing and procedures occurring within seventy-two (72) hours prior to an admission, including, but not limited to, charges for laboratory services, pathology services, radiology services, and medical/surgical supplies.

2.	Admissions for Same or Related Diagnoses. Inpatient admissions for the same or a related diagnoses occurring within thirty (30) days following a discharge in connection with a previous admission shall be considered part of the previous admission and are not separately reimbursable.

3.	Hospital-Acquired Conditions and Provider Preventable Conditions. Payment to a Contracted Provider under this Compensation Schedule shall comply with state and federal laws requiring reduction of payment or non-payment to a Contracted Provider for “Hospital-Acquired Conditions” and for “Provider Preventable Conditions” as such terms (or the reasonable equivalents thereof) are defined under applicable state and federal laws.

4.	Never Events. Each Contracted Provider shall use best efforts to comply with applicable state and federal reporting or other requirements relating to Never Events and/or Serious Adverse Events, as the applicable term is defined by the National Quality Forum or by state or federal law. Contracted Providers shall not bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Payor, Company or Covered Person for any charges associated with Never Events and/or Serious Adverse Events. To the extent a Contracted Provider receives any payment in connection with a Never Event or Serious Adverse Event, the Contracted Provider shall promptly refund such amount.

5.	Chargemaster Updates. Each Contracted Provider shall provide Payor with at least sixty (60) days written notice prior to the effective date of any increase to the Contracted Provider’s Chargemaster (“Chargemaster Increase”). Such written notice shall include the effective date of the Chargemaster Increase and the percentage increase (the “Chargemaster Increase Percentage”) for each of the following categories: (i) inpatient charges, (ii) outpatient charges, and (iii) all charges (i.e., the aggregate percentage increase for both inpatient and outpatient charges).

Payor and each Contracted Provider agree that, with respect to payments made hereunder by Payor under an Allowable Charges reimbursement methodology, the combined Chargemaster Increases for each consecutive twelve-month period during the term of this Attachment will not exceed three percent (3%) (the “Chargemaster Limit”). Where the combined Chargemaster Increases for a specific Covered Service exceed the Chargemaster Limit during such time period, payment for such Covered Services will not be increased by the combined Chargemaster Increases, but will instead be increased by the percentage represented by the following formula, rounded to the second decimal point:

(Current Percentage of Allowable Charges – 3%)

(1 + Chargemaster Increase Percentage)

Payor will give written notice to the Contracted Provider of any adjustments to payments made pursuant to the above, along with supporting calculations, and such adjustments will be effective as of the effective date of the Chargemaster Increase that causes the total Chargemaster Increases for the applicable consecutive twelve-month period to exceed the Chargemaster Limit.

The Contracted Provider shall provide Payor with a copy of the Contracted Provider’s Chargemaster in a mutually agreed upon format at the following times: (i) as of the Effective Date of this Agreement, (ii) within sixty (60) days of the Contracted Provider’s notice to Payor of any Chargemaster Increase, and (iii) at any time upon Payor’s written request. If at any time Payor determines, based on review of the Chargemaster and/or claims or other data, that (a) the Contracted Provider has failed to provide written notice of a Chargemaster Increase as required above, or (b) the Chargemaster Increase Percentage for which Payor received notice from the Contracted Provider was not the Chargemaster Increase Percentage implemented by the Contracted Provider, Payor may retroactively adjust payments to the Contracted Provider using the methodology set forth above and may recoup as overpayments the difference between the amounts paid to the Contracted Provider for Covered Services and the amounts that would have been paid to Contracted Provider for Covered Services had the payment adjustments as set forth herein been made.

6.	Provider-Based Billing. Provider-Based Billing (as defined herein) will not be reimbursed under this Compensation Schedule as they are included as part of the compensation for professional fees under this Agreement. Neither the Payor nor Covered Person shall be responsible for such Provider-Based Billing. “Provider-Based Billing” are amounts charged by a clinic or facility as a technical component, or for overhead, in connection with professional services rendered in a clinic or facility, and include but are not limited services billed using Revenue Codes 0510-0519.

7.	Code Change Updates. Payor utilizes nationally recognized coding structures (including, without limitation, revenue codes, CPT codes, HCPCS codes, ICD codes, national drug codes, ASA relative values, etc., or their successors) for basic coding and descriptions of the services rendered. Updates to billing-related codes shall become effective on the date (“Code Change Effective Date”) that is the later of: (i) the first day of the month following sixty (60) days after publication by the governmental agency having authority over the applicable Product of such governmental agency’s acceptance of such code updates, (ii) the effective date of such code updates as determined by such governmental agency or (iii) if a date is not established by such governmental agency or the applicable Product is not regulated by such governmental agency, the date that changes are made to nationally recognized codes. Such updates may include changes to service groupings. Claims processed prior to the Code Change Effective Date shall not be reprocessed to reflect any such code updates.

8.	Fee Change Updates. Updates to the fee schedule shall become effective on the effective date of such fee schedule updates, as determined by the Payor (“Fee Change Effective Date”). The date of implementation of any fee schedule updates, i.e. the date on which such fee change is first used for reimbursement (“Fee Change Implementation Date”), shall be the later of: (i) the first date on which Payor is reasonably able to implement the update in the claims payment system; or (ii) the Fee Change Effective Date. Claims processed prior to the Fee Change Implementation Date shall not be reprocessed to reflect any updates to such fee schedule, even if service was provided after the Fee Change Effective Date.

9.	Reimbursement Service Grouping. If either Payor or Provider determines in good faith that a change made by Payor to a reimbursement service grouping has (or is reasonably expected to have) an adverse financial impact that is more than an immaterial effect (e.g., an increase or decrease in Provider’s overall reimbursement of three percent (3%) or more), such party may notify the other party of such determination within the three hundred sixty five (365) day period following the date on which such change is made. Following the timely giving of such notice, Payor will evaluate the effect of such change and, notwithstanding anything to the contrary contained elsewhere in this Agreement (or Schedule or Attachment), Payor will implement appropriate adjustments, if any, to the reimbursement amounts with the intention of making the change in the reimbursement service groupings cost neutral and to offset for the adverse financial impact. Payor will notify Provider, in writing, of the adjustments made.

10.	Encounter Payment. Encounter is defined as the same treatment for the same diagnosis in the same treatment setting without being discharged, released, or transferred within the same 48 hour period.

11.	Carve-Out Services. With respect to any “Carve-Out” Covered Services as contemplated in this Agreement, any payment arrangement entered into between Provider and a third party vendor of such services shall supersede compensation hereunder.

12.	Payment under this Compensation Schedule. All payments under this Compensation Schedule are subject to the terms and conditions set forth in the Agreement, the Provider Manual and any applicable billing manual.

Definitions:

1.	Allowed Amount means the amount designated in this Compensation Schedule as the maximum amount payable to a Contracted Provider for any particular Covered Service provided to any particular Covered Person, pursuant to this Agreement or its Attachments.

2.	Allowable Charges means a Contracted Provider’s billed charges for services that qualify as Covered Services.

3.	Cost-Sharing Amounts means any amounts payable by a Covered Person, such as copayments, cost-sharing, coinsurance, deductibles or other amounts that are the Covered Person’s financial responsibility under the applicable Coverage Agreement, if applicable.

EXHIBIT A

HBR INCENTIVE PROGRAM

For purposes of this HBR Incentive Program Exhibit (this “Exhibit”), shall be referred to as “Provider”. This Exhibit shall be effective as of the first day of the first calendar quarter following the effective date of the Agreement (the “Exhibit Effective Date”).

This HBR Incentive Program has been established for the purpose of sharing financial savings with providers who achieve an overall reduction in medical costs for the Covered Persons assigned to them. Specifically, Provider shall be eligible for an incentive payment hereunder (an “HBR Incentive”) based on medical cost reductions that are achieved by health care professionals whom Provider employs or contracts (“Professionals”), as set forth herein. The Parties to this Exhibit agree and acknowledge that compensation paid to Provider under this HBR Incentive Program is not intended to and does not provide incentives to Provider or the Professionals to deny, limit, reduce or discontinue Covered Services to any Covered Person.

1.	Definitions. For the purposes of this Exhibit, the following terms have the meaning set forth below. All Capitalized terms not specifically defined in this Exhibit shall have the meanings given to such terms in the Agreement.

a.	“Applicable Premium” shall mean, for any applicable period of time, the portion of premium paid to Health Plan by the State or other applicable entity for Covered Services, net of any applicable State or federal managed care taxes or fees.

b.	“Designated Covered Persons” shall mean Covered Persons assigned to a Provider or Professional by Health Plan.

c.	“Expenses” shall mean, for any applicable period of time, the sum of the foregoing: i) all amounts paid by Health Plan on claims submitted for Covered Services; ii) all amounts paid by Health Plan for capitated services; iii) an estimated amount for incurred but not reported claims for Covered Services (“IBNR”); and iv) unless Provider has reinsurance coverage acceptable to Health Plan, the cost of reinsurance furnished by Health Plan for coverage of high dollar claims for Covered Services.

d.	“HBR Shared Savings” shall mean, as determined for any applicable period of time, an amount equal to the savings in Expenses realized by Health Plan in the event that Provider’s HBR for such period of time is less than the Baseline HBR.

e.	“Health Benefits Ratio,” or “HBR,” shall be defined as a ratio, the numerator of which is the amount of Expenses attributable to Provider, and the denominator of which is the amount of Applicable Premium attributable to Provider.

f.	“Medical Expense Fund” shall be defined as the Applicable Premium, less Health Plan administrative fees, that shall be used to pay Expenses.

2.	Eligibility and Minimum Threshold for HBR Shared Savings.

a.	Eligibility. Provider shall be eligible for an HBR Incentive based on the Provider’s HBR compared to the target HBR specified in Section 3a below.

(“Baseline HBR”) if, during any Contract Year, the Provider: (i) has achieved an HBR that is less than the Baseline HBR; (ii) maintains at least eighty percent (80%) open panels for Covered Persons at all times during the Contract Year; (iii) has executed Exhibit B to the Agreement and is therefore a participant in the Pay for Performance Program (the “P4P Program”) and is eligible to receive a P4P Bonus under the P4P Program for the applicable Contract Year and has met or exceeded the “Target 1” thresholds for at least one-half (1/2) of the Measured Services applicable to the Provider’s specialty under the P4P Program, as determined by the Health Plan; (iv) is a Participating Provider as of the date of payout as set forth below in Section 6; and (v) meets all other thresholds and requirements set forth in this Exhibit and the Agreement.

b.	Minimum Designated Covered Person Threshold. In addition, to be eligible for an HBR Incentive, the Professionals must have collectively been assigned at all times during the applicable Contract Year, a minimum monthly average of five hundred (500) Designated Covered Persons (as measured and determined on the first (1st) date of each month during the Contract Year).

3.	Calculation of Health Benefits Ratio. For the purposes of determining the amount of any HBR Shared Savings hereunder (and, as a result, Provider’s eligibility for an HBR Incentive) for each twelve (12) month period during the term of this Agreement beginning as of the Exhibit Effective Date (each a “Contract Year”), Health Plan shall calculate annual baseline, cumulative monthly, and final Contract Year HBR totals attributable to the Provider, as set forth below.

All HBR amounts shall be calculated using Applicable Premium, Expenses, and “Applicable Claims Data,” which is defined as data from claims for Covered Services: (i) in which the dates of service took place during the applicable Contract Year, and (ii) in which the claims were received during the periods specified below.

a.	Baseline HBR. The Baseline HBR for each applicable Contract Year shall be set at eighty five percent (85%) of the total Applicable Premium.

b.	Cumulative HBR. The cumulative HBR for any Contract Year, as of a specified date within such Contract Year (“Cumulative HBR”), shall be calculated using Applicable Claims Data for the period commencing as of the first day of the applicable Contract Year and continuing through the end of the month immediately preceding the specific date of determination. Following the completion of the first four (4) month period during each Contract Year and at the end of each month of such Contract Year thereafter, Health Plan or its designee will reconcile back to the first month of the applicable Contract Year.

c.	Final Year-End HBR. Final cumulative HBR totals for each Contract Year (“Final Year-End HBR”) shall be calculated using Applicable Claims Data received during the period commencing as of the first day of such Contract Year and continuing for fifteen (15) months thereafter.

4.	Calculation/Reconciliation of IBNR. IBNR shall be calculated by Health Plan in accordance with generally accepted accounting principles and actuarial standards of practice. Health Plan shall reconcile estimated IBNR for each calendar quarter with actual cumulative claims payments for the Contract Year to date as part of each Cumulative HBR and/or Final Year-End HBR calculation.

5.	Calculation of HBR Shared Savings. Commencing upon the completion of the fourth month of each Contract Year, and continuing upon the conclusion of each calendar month during a Contract Year thereafter, Health Plan shall compare the Cumulative HBR as of the end of such calendar month to the Baseline HBR and Provider may thereafter be entitled to the receipt of an HBR Incentive in accordance with Section 6 of this Exhibit. Notwithstanding anything contained herein to the contrary, in no event shall the amount of any HBR Incentive plus any other bonus or incentive amounts paid to Provider under the Agreement with respect to any specific calendar month or Contract Year as a whole exceed a total of thirty three percent (33%) of total claims or capitation payments made by Health Plan to Provider and/or Professionals during such time period for Covered Services rendered by Professionals.

6.	Payment of HBR Shared Savings.

a.	HBR at or Above Baseline HBR. In the event Provider’s Cumulative HBR is at or above the Baseline HBR, Provider shall not be eligible for any HBR Incentive.

b.	HBR Below Baseline HBR. In the event Provider’s Cumulative HBR is below the Baseline HBR, Provider shall be eligible for an HBR Incentive of an amount determined in accordance with Section 6(c).

c.	Payment(s). In the event that it is determined that Provider is entitled to an HBR Incentive, Health Plan shall pay Provider from the Health Plan Medical Expense Fund one-half (1/2) of the amount of the HBR Shared Savings achieved during the applicable month within sixty (60) days of Health Plan’s issuance of the monthly HBR report (as set forth in Section 7 below) which includes the applicable calendar month. The remaining one-half (1/2) of the HBR Shared Savings will be retained by Health Plan to be used as described in Section 6(d) below.

d.	Year-End Reconciliation. All Provider HBR Incentives resulting from realized HBR Shared Savings shall be paid from the Health Plan Medical Expense Fund. At the end of the fifteen (15) month period following the first day of each Contract Year, Final Year-End HBR for such Contract Year shall be calculated and compared to the Baseline HBR. If such calculation shows that Provider has achieved an HBR below the Baseline HBR for the Contract Year then, provided that the conditions set forth in this Exhibit and the Agreement were met during the Contract Year, Health Plan shall pay Provider from the Health Plan Medical Expense Fund, within one hundred twenty (120) days of the end of the Contract Year, fifty percent (50%) of the HBR Shared Savings for the Contract Year, less all previous HBR Incentive payments paid to Provider for that Contract Year. Any such payments made pursuant to this Section 6(d) shall be paid first from amounts retained by Health Plan pursuant to Section 6(c) above. Following the payment of all HBR Shared Savings amounts due Provider for the Contract Year, any excess funds held by Health Plan pursuant to Section 6(c) shall be retained by Health Plan and Provider shall have no right or claim to such amounts or interest thereon.

e.	Repayment of Shared Savings Payments. If, following the Year-End Reconciliation, Health Plan should determine either the Provider has not attained a HBR below the Baseline HBR or that Provider has not met all the eligibility requirements specified in Section 2, Provider shall repay Health Plan any monthly HBR Incentive payments made during the Contract Year within thirty (30) days of Health Plan’s written request.

7.	Baseline and Monthly Reports. Within sixty (60) days following the completion of each calendar month during the term of this Exhibit, Health Plan shall provide Provider with a report indicating Provider’s applicable Cumulative HBR totals. HBR totals contained on such baseline and monthly cumulative reports shall be deemed final unless Health Plan receives an objection from Provider within fifteen (15) days of Provider’s receipt of the applicable report.

8.	Stop Loss Protection. Provider acknowledges and agrees that, except as otherwise provided below, once the accumulated annual claims expense for a Designated Covered Person exceeds the reinsurance threshold amount, payments for Covered Services provided to any individual Designated Covered Person in excess of the reinsurance threshold amount will not be considered when calculating Provider’s HBR as set forth in this Exhibit.

a.	Stop Loss Cost. Unless Provider has alternative stop loss coverage in place that has been approved by Health Plan in writing, in which case the stop loss protection described in this Section 8 will not apply, Health Plan will establish the cost of stop loss protection to the Provider, which shall be a monthly per member per month (“PMPM”) amount and shall be included in Expenses. The monthly payment for such stop loss protection shall be set annually by Health Plan and based in part on the aggregate patient panel size of all applicable Professionals on the first day of each Contract Year as reported to Health Plan by Provider. Prior to implementation of this Exhibit and each year thereafter during the term of this Exhibit, Health Plan will provide notice to Provider of the monthly stop loss payments for that year. Provider shall submit updated aggregated patient panel sizes prior to execution of this Exhibit and within thirty (30) days prior to the start of each Contract Year along with such other documentation (including but not limited to documentation of any Provider-furnished stop loss protection) as may be deemed necessary by Health Plan to maintain and/or confirm compliance with the Federal Physician Incentive Plan Regulations (“PIP Regulations” or “PIP”).

b.	Panel Pooling. To the extent that Provider seeks to pool its assigned membership with other payors for the purpose of aggregating patient panel size, Provider represents and warrants that, with respect to the aggregate patient panel size of all applicable Professionals reported prior to execution of this Exhibit and thereafter, Provider meets the pooling requirements set out in Section g(2) of 42 C.F.R §422.208 or successor PIP Regulation. Provider shall submit documentation of such compliance to Health Plan upon request.

9.	Term and Termination. The term of this Exhibit shall be one (1) year from the Exhibit Effective Date. Either party may terminate the participation of Provider and the Professionals in the HBR Incentive Program at any time upon one-hundred twenty (120) days prior written notice to the other party. In the event of such termination, or any termination of the Agreement, Provider shall not be eligible for payment of any HBR Incentive Payment corresponding to the Contract Year in which such termination is effective, and this Exhibit and the HBR Incentive Program will be of no further force and effect.

10.	Regulatory Requirements. Provider and Health Plan agree that any bonus shared risk arrangement shall comply with 42 C.F.R. §417.479, 42 C.F.R. §438.6(h). 42 C.F.R. §422.208, and 42 C.F.R. §422.210, as applicable, and the CMS Contract, and shall not contain provisions that provide incentives for withholding medically necessary care. Provider agrees that, in connection with any Medicare and Medicaid products, Provider shall and shall prohibit the Professionals and other persons under contract with Provider from claiming payment in any form directly or indirectly from a federal health care program (as that term is defined in Section 1128B(f) of the Social Security Act, 42 U.S.C. §1320a-7b(f)) for items or services covered under this Agreement. Provider and each Professional acknowledge and agree (i) that it, he or she has not given or received remuneration in return for or to induce the provision or acceptance of business (other than business covered by this Agreement) for which payment may be made in whole or in part by a federal health care program on a fee-for-service or cost basis; and (ii) that it, he or she will not shift the financial burden of this Agreement to the extent that increased payments are claimed from a federal health care program. Provider agrees to indemnify and hold harmless Health Plan from any costs, charges, fines, fees or other liabilities incurred, including without limitation attorneys’ fees, as a result of or arising from Provider’s misrepresentation of compliance with any law, rule, regulation or governmental program requirements regarding physician incentive plans and/or inaccurate information given to Health Plan hereunder. Health Plan shall have the right, in its discretion, to assign and reassign Covered Persons to and/or from Provider or Professionals hereunder. In the event that Health Plan determines, in reasonable good faith, that an amendment is necessary to this Exhibit to bring this Exhibit into compliance with the PIP Regulations or other state or federal laws or regulations, Health Plan may furnish written notice to Provider of such amendment and such amendment shall go into effect as specified in such notice.

EXHIBIT B

PAY FOR PERFORMANCE PROGRAM

For purposes of this Pay for Performance Program Exhibit (this “Exhibit”), ___________________ shall be referred to as (“Provider”) and Carolina Complete Health, Inc., a North Carolina corporation, shall be referred to as (“Health Plan”). This Exhibit shall be effective January 1, 2019 or such other date as reasonably determined by Health Plan based upon the effective date of the North Carolina Medicaid managed care program and Health Plan’s participation therein (“Exhibit Effective Date”).

Provider shall be eligible for a bonus (“P4P Bonus”) under the Pay for Performance Incentive Program (“P4P Program”) for achieving the performance measurements set forth below. The parties to this Exhibit agree and acknowledge that compensation paid to Provider under the P4P Program is not intended to and does not provide incentives to Provider, the Practitioners (as defined herein) or any other person to deny, limit, reduce or discontinue medically appropriate Covered Services to any Covered Person.

1. Definitions. The following definitions will apply for the purposes of this Exhibit. Capitalized terms not defined in this Exhibit will have the meanings ascribed to them in the Agreement.

a. “Additional Service” means those health care services selected by Health Plan that are not HEDIS Services and that are listed in Schedule A to this Exhibit.

b. “Assigned Covered Person” means a Covered Person who is assigned on an exclusive basis to a Practitioner and who is not excluded from the P4P Program by Health Plan.

c. “Current Measurement Year” means the Measurement Year that is the subject of the calculation of the P4P Bonus. The initial Current Measurement Year commences on the first January 1 to occur on or after the Exhibit Effective Date.

d. “Eligible Covered Person” means those Assigned Covered Persons who would be eligible based on the current HEDIS technical specifications, if applicable, to receive a Measured Service due to their age, gender, health condition, etc. or, with respect to an Additional Service, those Assigned Covered Persons who would be eligible based on the current technical specifications designated by the Health Plan.

e. “HEDIS Service” means those health care services identified in the current HEDIS Technical Specifications published by the National Committee for Quality Assurance and that are selected by Health Plan and listed in Schedule A to this Exhibit by measure service description.

f. “Maximum Per Eligible Covered Person Bonus” means the maximum bonus amount payable by Health Plan for each Eligible Covered Person to whom a Practitioner rendered a particular Measured Service, as set forth in Schedule A to this Exhibit.

g. “Measured Service” means a HEDIS Service or an Additional Service.

h. “Measurement Year” means the twelve (12) month period beginning on January 1st of each calendar year during the term of this Exhibit, commencing on or after the Exhibit Effective Date.

i. “Payout Percentage” means, with respect to a particular Measured Service, the percentage of the Maximum Per Eligible Covered Person Bonus that the Provider, based on the Provider Score for that Measured Service, may be eligible to receive for each Eligible Covered Person to whom a Practitioner rendered the Measured Service.

j. “Practitioner” means a licensed health care professional who is an employee or contractor of Provider and who is a Participating Provider under the Agreement.

k. “Provider Score” means, with respect to a particular Measured Service, the percentage of Eligible Covered Persons who received the Measured Service from a Practitioner.

2. Eligibility for P4P Bonus.

a.   Eligibility Criteria for Quality Plus. Provider shall be eligible for a P4P Bonus with respect to each Measured Service if: (1) at least ninety percent (90%) of the Practitioners’ panels are open for Covered Persons at all times during the Current Measurement Year; (2) the Provider is participating in the P4P Program at all times during the Current Measurement Year; and (3) the Provider meets all other thresholds and requirements set forth in this Exhibit and the Agreement.

b. Minimum Eligible Covered Person Thresholds for Quality P4P Bonus. In addition, to be eligible for a quality P4P Bonus with respect to a particular Measured Service, the Practitioners must have collectively been assigned at all times during the Current Measurement Year.

c.   Disciplinary Action. If any Practitioner has been identified for quality-related remediation or disciplinary action, Health Plan reserves the right in its sole discretion to withhold, and to cause Provider to forfeit, any amount that would otherwise have been payable as a P4P Bonus with respect to a Measured Service provided by that Practitioner.

3. Revised Measured Services. Provider acknowledges and agrees that Health Plan may add Additional Services to the P4P Bonus determination, or may change any of the Measured Services listed on Schedule A. Health Plan will provide Provider with at least thirty (30) days prior written notice of such addition or other change.

4. Calculation of P4P Bonus. For each Eligible Covered Person to whom a Practitioner rendered a particular Measured Service, Health Plan will pay the Payout Percentage of the applicable Maximum Per Eligible Covered Bonus as set forth in Schedule A. Specifically, the Payout Percentage for such Measured Service shall be the percentage set forth in Schedule A that corresponds to the NCQA percentile in which the Provider Score for that Measured Service falls. For example, if Provider achieves a Provider Score that falls within the Target 1 range, Provider will be paid 50% of the Maximum Per Eligible Covered Person Bonus Amount, while if the Provider achieves a Provider Score that falls within the Target 2 range, Provider will be paid 100% of the Maximum Per Eligible Covered Person Bonus Amount.

5. Payment of P4P Bonus. Health Plan shall make three payments to Provider during the Current Measurement Year with respect to each Measured Service listed in Schedule A. Such payments will be made by Health Plan following the second, third and fourth quarters. Health Plan shall pay Provider the final P4P Bonus for a Measurement Year no later than one hundred fifty (150) days following the end of that Measurement Year.

6. Quarterly Reports. Health Plan will provide a performance report to Provider indicating: (i) the performance of Provider and each Practitioner with respect to each Measured Service for the Current Measurement Year to date, and (ii) for each Measured Service, the number of Eligible Covered Persons assigned to the Practitioners as of the last day of the quarter. Such quarterly reports will be delivered to Provider within the ninety (90) day period following the end of each calendar quarter.

7. Term and Termination. Either party may terminate the participation of Provider and the Practitioners in the P4P Program at any time upon ninety (90) days prior written notice to the other party. In the event of such termination, or any termination of the Agreement, Provider shall not be eligible for payment of any P4P Bonus corresponding to the Measurement Year in which such termination is effective, and this Exhibit and the P4P Program will be of no further force and effect.

8. Roster Report and Medical records.

a.   On or before the Exhibit Effective Date and on a monthly basis thereafter, Provider will provide Health Plan with a roster report that includes the following information with respect to each Practitioner employed or contracted by Provider during such month: TIN, Last name, First name, Professional Title, Sex, Specialty, Medicaid ID, NPI, Taxonomy, Effective date with group, Address, City, State, Zip, County, Hospital affiliations, Admitting privileges, Type of Board certification, and Board certification re-certification and expiration date(s), as applicable. Open matters in connection with such roster reports (e.g., missing or inaccurate information) must be resolved within ten (10) days of Provider receiving notice of the error from Health Plan. Health Plan reserves the right in its sole discretion to withhold all or any portion of any quality P4P Bonus payment in the event Provider fails to deliver roster reports, or delivers roster reports containing inaccuracies that are not corrected within ten (10) days as provided herein. Health Plan shall have the right in its sole discretion to disqualify Provider from the Pay for Performance Program in the event of repeated failures by Provider to provide accurate roster reports.

b. Provider will furnish medical records for identified patients when requested by the plan. State and/or NCQA requirements permitting, the plan uses these Medical records to identify additional services that were rendered to patients which are not captured in the claims. Failure to furnish the required Medical record information may result in delays and/or inaccuracies in incentive payment calculations.

9. Regulatory Requirements. Provider agrees that, in connection with any Medicare and Medicaid products, Provider shall and shall prohibit the Practitioners and other persons under contract with Provider from claiming payment in any form directly or indirectly from a federal health care program (as that term is defined in Section 1128B(f) of the Social Security Act, 42 U.S.C. §1320a-7b(f)) for items or services covered under this Agreement. Provider and each Practitioner acknowledge and agree (i) that it, he or she has not given or received remuneration in return for or to induce the provision or acceptance of business (other than business covered by this Agreement) for which payment may be made in whole or in part by a federal health care program on a fee-for-service or cost basis; and (ii) that it, he or she will not shift the financial burden of this Agreement to the extent that increased payments are claimed from a federal health care program.

SCHEDULE A

TO

PAY FOR PERFORMANCE PROGRAM EXHIBIT

Category	Measured Service Description	Maximum Per Eligible Covered Person Bonus Amount	Target 1 NCQA HEDIS 25th Percentile 50% Payout	Target 2 NCQA HEDIS 50th Percentile 100% Payout
Preventative	Adult Access to Preventative/Ambulatory Health Services (Total)	$25.00	77.24%	82.15%
Preventative	Adult BMI Assessment	$10.00	77.13%	84.54%
Preventative	Children and Adolescents’ Access to PCP (12 – 24 Months)	$10.00	93.14%	95.74%
Preventative	Children and Adolescents’ Access to PCP ( 25 Months to 6 Yrs)	$10.00	84.83%	87.69%
Preventative	Children and Adolescents’ Access to PCP (7 - 11 Yrs)	$10.00	87.91%	91.00%
Preventative	Children and Adolescents’ Access to PCP (12 – 19 Yrs)	$10.00	85.84%	89.37%
Routine	Well-Child Visits in the first 15 Months of Life (6 or more visits)	$25.00	53.49%	59.57%
Routine	Adolescent Well-Care Visits	$25.00	40.88%	48.41%
Routine	Well-Child Visits in the 3rd, 4th, 5th, and the years of Life	$25.00	64.72%	71.42%
Routine	Childhood Immunization Status – Combo 10	$25.00	25.99%	32.64%
Routine	Immunizations for Adolescents – Combination 1	$25.00	66.03%	74.52%
Screening	Comprehensive Diabetes Care –HbA1c Testing	$75.00	82.98%	85.95%
Screening	Comprehensive Diabetes Care – Eye Exams	$75.00	44.53%	53.28%
Screening	Comprehensive Diabetes Care - Nephropathy	$75.00	88.32%	90.51%
Screening	Breast Cancer Screening	$25.00	52.24%	58.08%
Screening	Cervical Cancer Screening	$25.00	48.18%	55.94%
Screening	Chlamydia Screening in Women (Total)	$25.00	48.83%	55.16%
Follow-up	Prenatal and Postpartum Care – Timeliness of Prenatal Care	$25.00	74.21%	82.25%
Follow-up	Prenatal and Postpartum Care – Postpartum Care	$25.00	55.47%	60.98%
Follow-up	Follow-up after Hospitalization for Mental Illness – 30 days	$50.00	54.58%	63.94%
Appropriate Treatment	Appropriate Treatment for Children with upper Respiratory Infection	$50.00	84.92%	89.39%
Appropriate Treatment	Avoidance of Antibiotic Treatment in Adults with Acute Bronchitis	$50.00	22.12%	26.17%
Appropriate Treatment	Comprehensive Diabetes Care – Blood Pressure Control (<140/90)	$50.00	52.26%	59.73%

ADDENDUM A

TO

PAY FOR PERFORMANCE PROGRAM EXHIBIT

PRODUCT PARTICIPATION

The Pay for Performance Program will apply to the following Products listed below (please place an “X” only in front of the List of Products that apply).

List of Product(s):

_X_ Medicaid

__ Reserved

__ Reserved